                                                                 EXECUTION COPY



                         AGREEMENT OF PURCHASE AND SALE

                                    BETWEEN

                        LINCOLN-WHITEHALL REALTY, L.L.C.
                       LINCOLN-WHITEHALL PACIFIC, L.L.C.
                     WHLNF REAL ESTATE LIMITED PARTNERSHIP
                     WHSUM REAL ESTATE LIMITED PARTNERSHIP,
                                   AS SELLERS

                                      AND

                      AMERICAN INDUSTRIAL PROPERTIES REIT,
                                    AS BUYER

                               November 12, 1998









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                               TABLE OF CONTENTS
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                                                ARTICLE I

                                               DEFINITIONS

Section 1.1  Definitions.................................................................................1
Section 1.2  Terms Generally.............................................................................6
Section 1.3  No Imputation or Cross-Default..............................................................6


                                                ARTICLE II

                                     PURCHASE AND SALE OF PROPERTIES

Section 2.1  Sale........................................................................................7
Section 2.2  Purchase Price..............................................................................9


                                               ARTICLE III

                                           CONDITIONS PRECEDENT

Section 3.1  Conditions to Buyer's Obligation to Purchase...............................................13
Section 3.2  Conditions to Sellers' Obligations to Sell.................................................14
Section 3.3  Termination................................................................................15


                                                ARTICLE IV

                                             REPRESENTATIONS;
                                  BUYER'S EXAMINATION OF THE PROPERTIES

Section 4.1  Representations of Sellers.................................................................16
Section 4.2  Survival of Representations................................................................17
Section 4.3  Representations of Buyer...................................................................18
Section 4.4  Buyer's Independent Investigation..........................................................19
Section 4.5  Entry and Investigation; Indemnity; Limits on Government Contacts..........................23
Section 4.6  Release....................................................................................24
Section 4.7  Second Deposit After Due Diligence Period..................................................26
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                                                ARTICLE V

                                                  TITLE

Section 5.1  Conveyance of Title........................................................................26
Section 5.2  Certain Exceptions to Title................................................................28
Section 5.3  Discharge of Title Defects.................................................................28
Section 5.4  Evidence of Title..........................................................................29


                                                ARTICLE VI

                                           BROKERS AND EXPENSES

Section 6.1  Brokers....................................................................................29
Section 6.2  Expenses...................................................................................30


                                               ARTICLE VII

                                   INTERIM OPERATION OF THE PROPERTIES

Section 7.1  Interim Operation of the Properties........................................................30
Section 7.2  Tenant Improvement Costs, Leasing Commissions and Free Rent................................31
Section 7.3  Sellers' Maintenance of the Properties.....................................................32
Section 7.4  Lease Enforcement..........................................................................33
Section 7.5  Lease Termination Prior to Closing.........................................................33
Section 7.6  Tenant Notices.............................................................................34
Section 7.7  Risk of Loss and Insurance Proceeds........................................................34
Section 7.8  Notifications..............................................................................35


                                               ARTICLE VIII

                                             CLOSING AND ESCROW

Section 8.1  Escrow Instructions........................................................................35
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Section 8.2  Closing....................................................................................36
Section 8.3  Deposit of Documents.......................................................................36
Section 8.4  Estoppel Certificates......................................................................38
Section 8.5  Prorations.................................................................................39
Section 8.6  Discharge of Sellers' Bonds................................................................42
Section 8.7  Tax Certiorari Proceedings.................................................................42
Section 8.8  Tenant Obligations.........................................................................43


                                                ARTICLE IX

                                               MISCELLANEOUS

Section 9.1  Notices....................................................................................43
Section 9.2  Entire Agreement...........................................................................45
Section 9.3  Time.......................................................................................45
Section 9.4  Attorneys' Fees............................................................................45
Section 9.5  No Merger..................................................................................46
Section 9.6  Successors and Assigns.....................................................................46
Section 9.7  Counterparts...............................................................................46
Section 9.8  Governing Law; Jurisdiction and Venue......................................................46
Section 9.9  Waiver of Trial by Jury....................................................................47
Section 9.10  Confidentiality and Return of Documents...................................................47
Section 9.11  Interpretation of Agreement...............................................................49
Section 9.12  Amendments................................................................................49
Section 9.13  No Recording..............................................................................49
Section 9.14  No Third Party Beneficiary................................................................49
Section 9.15  Severability..............................................................................50
Section 9.16  Drafts not an Offer to Enter into a Legally Binding Contract..............................50
Section 9.17  Further Assurances........................................................................50
Section 9.18  Certain Indemnifications by Buyer.........................................................50


EXHIBITS

EXHIBIT A         ALLOCATION OF PURCHASE PRICE
EXHIBIT B         RESPONSIBLE INDIVIDUALS
EXHIBIT C         GRANT DEED
EXHIBIT D         NO WARRANTY BILL OF SALE
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EXHIBIT E         ASSIGNMENT OF LEASES
EXHIBIT F         ASSIGNMENT OF CONTRACTS, WARRANTIES AND
                  GUARANTEES AND OTHER INTANGIBLE PROPERTY
EXHIBIT H         BUYER'S AS-IS CERTIFICATE AND AGREEMENT
EXHIBIT I         TENANT ESTOPPEL CERTIFICATE
EXHIBIT J         NOTICE TO TENANTS
EXHIBIT K         COLORADO DEED
EXHIBIT L         FORM OF MANAGEMENT LETTER


SCHEDULES

SCHEDULE 2.1(a)   PROPERTY DESCRIPTIONS
SCHEDULE 2.1(c)   EXISTING LEASES
SCHEDULE 2.2(b)   WIRING INSTRUCTIONS
SCHEDULE 4.1(g)   TENANT PURCHASE RIGHTS
SCHEDULE 4.3      NATURAL HAZARD DISCLOSURE STATEMENT
SCHEDULE 7.1      APPROVED LEASING TERMS
SCHEDULE 7.2      LEASING COSTS
SCHEDULE 8.4      REQUIRED TENANT ESTOPPELS
SCHEDULE 8.6      SELLERS' BONDS
SCHEDULE 8.7      PENDING TAX APPEALS



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                         AGREEMENT OF PURCHASE AND SALE


                  AGREEMENT OF PURCHASE AND SALE, dated as of November 12, 1998 (this "Agreement"), between Lincoln-Whitehall Realty, L.L.C., a Delaware limited liability company, Lincoln-Whitehall Pacific, L.L.C., a Delaware limited liability company, WHLNF Real Estate Limited Partnership, a Delaware limited partnership, and WHSUM Real Estate Limited Partnership, a Delaware limited partnership (each, a "Seller," and collectively, the "Sellers"), and American Industrial Properties REIT, a Texas real estate investment trust ("Buyer").


                                   ARTICLE I

                                  DEFINITIONS

                  Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below, which meanings shall be applicable equally to the singular and plural of the terms defined:

                  "Acceptable Permitted Exceptions" shall have the meaning set forth in Section 5.1.

                  "Additional Rents" shall have the meaning set forth in
         Section 8.5(a).

                  "Affiliate" shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling 10% or more of the outstanding voting securities of or other ownership interests in such Person, (iii) any officer, director or partner of such Person or (iv) if such Person is an officer, director or partner, any other company for which such Person acts in any such capacity.

                  "Allocated Purchase Price" shall have the meaning set forth in Section 2.2(a).

                  "Assignment of Contracts" shall have the meaning set forth in
         Section 8.3(a).

                  "Assignment of Leases" shall have the meaning set forth in
         Section 8.3(a).

                  "Bill of Sale" shall have meaning set forth in Section
         8.3(a).

                  "Business Day" shall mean any day other than a Saturday, a Sunday, or a federal holiday recognized by the Federal Reserve Bank of San Francisco.

                  "Buyer Party" or "Buyer Parties" shall have the meaning set forth in Section 4.5(a).

                  "Claims" shall have the meaning set forth in Section 4.2(a).

                  "Closing" shall have the meaning set forth in Section 2.2(b).

                  "Closing Date" shall have the meaning set forth in Section
         8.2.

                  "Closing Documents" shall have the meaning set forth in
         Section 4.2(a).

                  "Closing Month" shall have the meaning set forth in Section
         8.5.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provision(s) of any succeeding law.

                  "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated June 29, 1998, between Buyer and Cushman & Wakefield.

                  "Contracts" shall have the meaning set forth in Section
         2.1(d).

                  "Cushman & Wakefield" shall mean Cushman & Wakefield of California, Inc.

                  "Deed" shall have the meaning set forth in Section 5.1.

                  "Deposit" shall have the meaning set forth in Section 2.2(b).

                  "Due Diligence Materials" shall mean all of the documents and other materials to the extent actually in Sellers' possession and delivered to or otherwise made available for inspection by Buyer and its Representatives prior to the Closing Date.

                  "Due Diligence Period" shall mean the period commencing on October 12, 1998 and ending at 5:00 p.m. (San Francisco time) on November 23, 1998 (as such period may be extended by written notice from Sellers to Buyer), during which period Buyer shall conduct the due diligence activities contemplated by Section 4.4(a) of this Agreement.

                  "Evaluation Material" shall have the meaning set forth in
         Section 9.10(a).

                  "Existing Leases" shall mean those leases and occupancy agreements identified on Schedule 2.1(c), as the same may be amended, modified or extended from time to time in accordance with the terms of this Agreement.

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                  "Fee Parcel" shall have the meaning set forth in Section
         2.1(a).

                  "Governmental Authority" shall mean any federal, state, county or municipal government, or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal.

                  "Hazardous Materials" shall mean materials, wastes or substances that are (A) included within the definition of any one or more of the terms "hazardous substances," "hazardous materials," "toxic substances," "toxic pollutants" and "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.) and the regulations promulgated pursuant to such laws, (B) regulated, or classified as hazardous or toxic, under federal, state or local environmental laws or regulations, (C) petroleum or petroleum by-products, including gasoline and diesel, (D) asbestos or asbestos-containing materials, (E) polychlorinated biphenyls, (F) flammable explosives or (G) radioactive materials.

                  "Improvements" shall have the meaning set forth in Section 2.1(a).

                  "Indemnified Party" shall have the meaning set forth in
         Section 6.1.

                  "Initial Deposit" shall have the meaning set forth in Section 2.2(b).

                  "Intangible Property" shall have the meaning set forth in
         Section 2.1(g).

                  "knowledge" or "known" shall mean, with respect to any Seller's knowledge, the actual (not constructive) personal knowledge, without imputation of actual or constructive knowledge of any other person and expressly without independent inquiry, verification or investigation or any duty or obligation to conduct any inquiry, verification or investigation, of Barry DiRaimondo, Robert Phipps, and solely with respect to the Properties listed next to their respective names on the attached Exhibit B, Todd Hedrick, Donna Dunlap Sherman, Monica Baytos, Gina Donaldson and Nico Coulouras (it being understood and agreed that none of Messrs. DiRaimondo, Phipps, Hedrick, Sherman, Baytos, Donaldson or Coulouras shall have any personal liability hereunder with respect to any matter, representation, covenant or certificate as to which his or her knowledge is attributed or otherwise in any way related to the transactions contemplated hereby).

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                  "Leases" shall mean all Existing Leases and New Leases,
         collectively.

                  "Leasing Costs" shall have the meaning set forth in Section
         7.2.

                  "Licenses and Permits" shall have the meaning set forth in
         Section 2.1(g).

                  "Losses" shall have the meaning set forth in Section 9.18.

                  "Major Leases" shall have the meaning set forth in Section 7.1(b).

                  "Natural Hazard Disclosure Statement" shall mean the form of natural hazard disclosure statement required to be delivered by Seller under California law, a copy of which is attached as Schedule 4.3.

                  "New Leases" shall mean those leases and occupancy agreements encumbering any Real Property which are entered into after the date hereof in accordance with the terms of this Agreement (other than any amendments, modifications or extensions of any Existing Leases), as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

                  "Order" shall mean an order or decree of any Governmental Authority.

                  "Permitted Exceptions" shall have the meaning set forth in
         Section 5.1.

                  "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other legal entity.

                  "Personal Property" shall have the meaning set forth in
         Section 2.1(b).

                  "Preliminary Title Report" or "PTR" shall have the meaning set forth in Section 3.1(b).

                  "Prescribed Form" shall have the meaning set forth in Section 8.4.

                  "Prime Rate" shall mean the prime (or base) rate of interest publicly announced in The City of New York by Citibank, N.A. or its successors from time to time.

                  "Property" or "Properties" shall have the meaning set forth in Section 2.1(g).

                  "Purchase Price" shall have the meaning set forth in Section 2.2(a).

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                  "Real Estate Taxes" shall mean all real estate taxes and
         assessments, water rates, water meter charges, sewer rates, sewer charges, and similar matters, imposed by any Governmental Authority.

                  "Real Property" or "Real Properties" shall have the meaning set forth in Section 2.1(a).

                  "Records and Plans" shall have the meaning set forth in
         Section 2.1(f).

                  "Rent Rolls" shall have the meaning set forth in Section
         4.1(f).

                  "Representatives" shall have the meaning set forth in Section 9.10(a).

                  "Second Deposit" shall have the meaning set forth in Section 2.2(b).

                  "Second Deposit Date" shall mean November 23, 1998.

                  "Seller" or "Sellers" shall have the meaning set forth in the first paragraph of this Agreement, subject to the limitations described in Section 1.3.

                  "Seller Party" or "Seller Parties" shall have the meaning set forth in Section 4.6(a).

                  "Sellers' Bonds" shall have the meaning set forth in Section 8.6.

                  "Seller's Estoppels" shall have the meaning set forth in
         Section 8.4.

                  "Significant Transaction" shall have the meaning set forth in
         Section 7.1(b).

                  "Survey" shall have the meaning set forth in Section 4.4(a).

                  "Tenant" shall mean the tenant or occupant under any lease or other occupancy agreement relating to any portion of any Real Property.

                  "Tenant Bankruptcy Event" shall have the meaning set forth in
         Section 7.5.

                  "Title Company" shall have the meaning set forth in Section 2.2(b).

                  "Title Defects" shall have the meaning set forth in Section
         5.2.

                  "Title Policy" shall have the meaning set forth in Section
         5.4.

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                  "Warranties" shall have the meaning set forth in Section
         2.1(e).

                  Section 1.2 Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (b) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation"; and

                  Section 1.3 No Imputation or Cross-Default. Notwithstanding anything to the contrary contained herein, Buyer expressly acknowledges and agrees that in no event or circumstance shall the acts, omissions, representations (if any), covenants, breach and/or failures by any one of the parties or entities comprising the Sellers be attributable or imputed to any other party or entity comprising the Sellers. Each of the parties or entities comprising the Sellers shall be conclusively deemed to be acting solely on its own behalf, solely with respect to the Property such party or entity actually owns and solely in its own name without any express or implied cross-reference or cross-default hereunder or with respect thereto. Without limiting the generality of the foregoing, Buyer understands and agrees that (i) any covenant, agreement and/or representation made herein by Sellers with respect to the Properties shall be interpreted conclusively to be as though made solely by the party or entity with respect to the Property actually owned by said party or entity, and (ii) the references made herein collectively to the parties or entities comprising the Sellers, the Real Properties, the Improvements, the Personal Properties and the Properties are merely made for convenience and ease of administration of this Agreement and the sale of the Properties as contemplated herein.


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                                   ARTICLE II

                        PURCHASE AND SALE OF PROPERTIES

                  Section 2.1 Sale. Each Seller agrees to sell to Buyer, and Buyer agrees to purchase from each such Seller, subject only to the Permitted Exceptions and to all other terms, covenants and conditions set forth herein, all of each such Seller's right, title and interest in and to the following:


                  (a) each parcel of land legally described in Schedule 2.1(a) attached hereto (each, a "Fee Parcel") identified as being owned by such Seller on Schedule 2.1(a), together with any and all rights, privileges and easements appurtenant thereto owned by such Seller (including any rights of such Seller as declarant), together with all buildings, improvements and fixtures (other than fixtures owned or removable by any Tenant or third party) located thereon (collectively, the "Improvements"; each Fee Parcel, together with the Improvements thereon, a "Real Property" and, collectively, the "Real Properties");

                  (b) all tangible personal property owned by such Seller, located on the Real Properties and used exclusively in the operation or maintenance of any one or more of the Real Properties, but specifically excluding the personal property in each Seller's management offices and the personal property owned by tenants or other third parties (the "Personal Property");

                  (c) (i) such Seller's interest, as landlord in each of the Existing Leases, (ii) such Seller's interest, as landlord in any New Leases and (iii) such Seller's rights under any security deposits and letters of credit relating to such Leases;

                  (d) such Seller's interest, to the extent assignable, in and to any service contracts, maintenance contracts, listing agreements, parking contracts and like contracts and agreements relating to the Real Properties, and commission agreements, equipment leases, contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements (collectively, the "Contracts"); provided, however, that the applicable Seller shall not assign to the Buyer any Contracts that (i) the Buyer requests, on or prior to the Second Deposit Date, the applicable Seller to terminate before the Closing Date and (ii) the Seller may lawfully terminate after the Second Deposit Date and prior to the Closing Date without resulting in the obligation to make any early termination or similar penalty or charge (and the Buyer shall assume and pay, and indemnify and hold harmless the applicable Seller


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


         and its Affiliates for, any early termination or similar penalty or charge or other loss incurred by any Seller or any Affiliate of a Seller in respect of any termination of any such Contract).

                  (e) to the extent owned by a Seller and assignable, all warranties and guaranties made by or received from any third party with respect to any building, building component, structure, fixture or machinery situated on any Real Property, or contained in any or comprising a part of any Improvement (collectively, the "Warranties"); provided that Seller shall not be deemed to assign or forfeit any claims under any such Warranties arising prior to the Closing Date;

                  (f) to the extent such Seller currently has such items in its possession or control, all (i) preliminary, final and proposed building plans and specifications (including "as-built" floor plans and drawings) and tenant improvement plans and specifications for the Improvements and (ii) surveys, grading plans, topographical maps, architectural and structural drawings and engineering, soils, seismic, geologic and architectural reports, studies and tests relating to any Real Property ((f)(i) and (f)(ii) collectively, the "Records and Plans"); and

                  (g) to the extent transferable, any intangible personal property now or hereafter owned by such Seller and used in the ownership, use or operation of any one or more of the Real Properties and/or the Personal Property including Sellers' assignable interests in and to the project names Alfred, Baytech, Centre Point, Clyde, Interlocken, Jefferson, Junction II, Opus, Stewart and Woodmere, but excluding the names or tradenames Lincoln Property Company, Whitehall Street Real Estate Limited Partnership, Lincoln-Whitehall, Lincoln-Whitehall Pacific, WHSUM Real Estate Limited Partnership, WHLNF Real Estate Limited Partnership or any abbreviations or derivations of any of the foregoing and related names and proprietary computer equipment, software and systems, but including all (i) licenses, permits, approvals and certificates of occupancy, issued or granted by Governmental Authorities in connection with a Real Property, (ii) unrecorded covenants, conditions and restrictions, easement agreements and other common or planned development agreements or documents affecting any Real Property and (iii) licenses, consents, easements, rights of way and approvals obtained from private parties to make use of utilities and to ensure vehicular and pedestrian ingress and egress for any Real Property ((g)(i), (g)(ii) and (g)(iii) collectively, the "Licenses and Permits") or other rights relating to the ownership, use or operation of any of the Real Properties or the Personal Property (collectively, the "Intangible Property"). Sellers will cause their property managers to deliver any of the foregoing materials to the extent presently in such property managers' possession to Buyer, but without any warranty of any kind or nature. Each Real Property, together with the Personal Property, the Leases, the Contracts, the Warranties, the Records and Plans and the Intangible Property relating thereto, are referred to herein as a "Property" and, collectively, as the "Properties."



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


                  Section 2.2  Purchase Price.

                  (a) The purchase price for the Properties is One Hundred Forty-One Million and no/100 Dollars ($141,000,000.00) (the "Purchase Price"), subject to prorations, credits and adjustments as set forth herein. Buyer and Sellers agree that the Purchase Price shall be allocated among the Properties (the "Allocated Purchase Price") in accordance with the allocations specified in Exhibit A attached hereto.

                  (b) The Purchase Price shall be paid by Buyer as follows:

                           (i) Within one Business Day of the execution of this
                  Agreement, Buyer shall deposit by wire transfer (made in accordance with the wiring instructions set forth on Schedule 2.2(b) attached hereto) of immediately available funds, in escrow with Fidelity National Title Insurance Company, 50 California Street, Suite 2950, San Francisco, California 94111 (Escrow Officer, Bill Waite) (the "Escrow Agent" or "Title Company") a cash payment in the amount of One Million and no/100 Dollars ($1,000,000.00) (the "Initial Deposit").

                           (ii) By 12:00 noon (San Francisco time) on the
                  Second Deposit Date, Buyer shall deposit by wire transfer (made in accordance with the wiring instructions set forth on Schedule 2.2(b) attached hereto) of immediately available funds, in escrow with the Escrow Agent, a cash payment in the amount of One Million and no/100 Dollars ($1,000,000.00) (the "Second Deposit", and together with the Initial Deposit, the "Deposit"). On or prior to the Second Deposit Date, unless this Agreement has been terminated, Buyer shall provide evidence satisfactory to Seller that the requisite number of members of the Board of Trust Managers of the Buyer have approved the acquisition of the Properties contemplated hereby.

                           (iii) The Deposit shall be held in an interest
                  bearing account reasonably designated by Buyer and all interest thereon shall be deemed a part of the Deposit. If the sale of the Properties as contemplated hereunder is consummated, then the Deposit (including the interest accrued on the Deposit) shall be paid to Sellers at the consummation of the purchase and sale of the Properties contemplated hereunder (the "Closing") and credited against the Purchase Price. Notwithstanding anything that may be construed to the contrary herein, Buyer and Sellers understand and agree that Buyer shall have no obligation to fund the Second Deposit on the Second Deposit Date unless Buyer has completed and is satisfied with its independent due diligence investigation as contemplated by Section 4.4. The parties hereto acknowledge and agree that (A) Buyer shall have the right to terminate this Agreement by written notice to Sellers without liability (other than for Buyer's indemnity obligations set forth in Sections 4.5(a), 6.1 and 9.4 and Buyer's indemnity and confidentiality obligations set forth in Section 9.10(a)) at any time prior to or on the Second Deposit Date and (B) by posting the Second Deposit, Buyer will evidence and acknowledge its complete satisfaction with and approval of all of the Due Diligence Materials and its due diligence investigation. Upon delivery of written notice to Sellers as specified in clause
                  (A) of the preceding sentence, Buyer shall receive a refund of the Initial Deposit (together with all accrued interest thereon) and the Buyer and Sellers shall have no further rights or obligations under this Agreement, other than those expressly stated to survive the termination of this Agreement.

                           (iv) The balance of the Purchase Price over and
                  above the Deposit as adjusted pursuant to Section 8.5, shall be deposited by Buyer, by wire transfer (made in accordance with the wiring instructions set forth on Schedule 2.2(b) attached hereto) of immediately available funds, with the Title Company (or as otherwise directed by the Sellers) and paid to Sellers at the Closing.

                  (c)(i) LIQUIDATED DAMAGES/REMEDIES. IF THE SALE OF THE PROPERTIES IS NOT CONSUMMATED DUE TO THE FAILURE OF ANY CONDITION TO BUYER'S OBLIGATION TO PURCHASE OR SELLERS' INABILITY TO PERFORM HEREUNDER (OTHER THAN ANY SUCH FAILURE OR INABILITY CAUSED BY A DEFAULT BY BUYER HEREUNDER), THEN THE DEPOSIT SHALL BE RETURNED TO BUYER, AND BUYER'S SOLE REMEDY, AT LAW OR IN EQUITY, SHALL BE THE RETURN OF THE DEPOSIT, PROVIDED, THAT IF THE SALE OF THE PROPERTIES IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF SELLERS, BUYER MAY EITHER (A) TERMINATE THIS AGREEMENT BY WRITTEN NOTICE OF TERMINATION TO SELLERS, WHEREUPON THE DEPOSIT SHALL BE IMMEDIATELY RETURNED TO BUYER, OR (B) CONTINUE THIS AGREEMENT PENDING BUYER'S ACTION FOR SPECIFIC PERFORMANCE, IN WHICH LATTER EVENT BUYER, AS A CONDITION TO SUCH ACTION, SHALL NOT BE PERMITTED TO SEEK DAMAGES AND SHALL NOT ACCEPT RETURN OF THE DEPOSIT. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THAT THE SALE OF ONE OR MORE, BUT NOT ALL, OF THE PROPERTIES IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF ONE OR MORE OF THE SELLERS, THE BUYER MAY ELECT TO (I) CONSUMMATE THE PURCHASE OF THE PROPERTY OR PROPERTIES AS TO WHICH NO SUCH DEFAULT HAS OCCURRED (AND THE PURCHASE PRICE PAYABLE AT THE CLOSING SHALL BE REDUCED BY AN AMOUNT EQUAL TO THE ALLOCATED PURCHASE PRICE SET FORTH ON EXHIBIT A FOR THE PROPERTY OR PROPERTIES THAT ARE NOT SOLD TO THE BUYER AS A RESULT OF SUCH DEFAULT) AND (II) EITHER (A) TERMINATE ITS OBLIGATIONS UNDER THIS

         AGREEMENT WITH RESPECT TO THE PROPERTY OR PROPERTIES AS TO WHICH SUCH A DEFAULT HAS OCCURRED BY WRITTEN NOTICE OF TERMINATION TO SELLERS, OR
         (B) CONTINUE THIS AGREEMENT WITH RESPECT TO SUCH PROPERTY OR PROPERTIES PENDING BUYER'S ACTION FOR SPECIFIC PERFORMANCE, IN WHICH LATTER EVENT BUYER, AS A CONDITION TO SUCH ACTION, SHALL NOT BE PERMITTED TO SEEK DAMAGES (IT BEING UNDERSTOOD THAT IF THE BUYER MAKES THE ELECTION DESCRIBED IN THIS SENTENCE NO PART OF THE DEPOSIT SHALL BE RETURNED TO THE BUYER). FOR THE PURPOSES OF THE FOREGOING PARAGRAPH, ANY SUCH DEFAULT BY A SELLER OR SELLERS WITH RESPECT TO A PROPERTY OR PROPERTIES SHALL, AT BUYER'S ELECTION, ALSO BE DEEMED A DEFAULT WITH RESPECT TO ANY OTHER PROPERTY OR PROPERTIES OWNED BY SUCH DEFAULTING SELLER AND THE BUYER MAY, UPON THE MAKING OF SUCH ELECTION, TERMINATE ITS OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO ALL PROPERTIES OWNED BY SUCH SELLER.

         (ii) IF THE SALE OF THE PROPERTIES IS NOT CONSUMMATED AS A RESULT OF A DEFAULT BY BUYER HEREUNDER OR THE FAILURE BY BUYER TO SATISFY THE CONDITIONS TO SELLERS' OBLIGATIONS REQUIRED TO BE SATISFIED BY BUYER PRIOR TO THE CLOSING DATE, THEN, AS THE SELLERS' SOLE AND EXCLUSIVE REMEDY, BUYER SHALL RETURN THE DUE DILIGENCE MATERIALS TO SELLERS AND DELIVER COPIES OF BUYER'S THIRD PARTY DUE DILIGENCE REPORTS TO SELLERS, AND SELLERS SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THAT THE SALE OF ONE OR MORE, BUT NOT ALL, OF THE PROPERTIES IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF THE BUYER OR THE FAILURE BY BUYER TO SATISFY THE CONDITIONS TO SELLER'S OBLIGATIONS REQUIRED TO BE SATISFIED BY BUYER PRIOR TO THE CLOSING DATE WITH RESPECT TO ONE OR MORE, BUT NOT ALL, OR THE PROPERTIES, THEN THE SELLERS MAY ELECT TO
         (I) CONSUMMATE THE SALE OF THE PROPERTY OR PROPERTIES AS TO WHICH NO SUCH DEFAULT OR FAILURE BY THE BUYER HAS OCCURRED (AND THE PURCHASE PRICE PAYABLE AT THE CLOSING SHALL BE REDUCED BY AN AMOUNT EQUAL TO THE ALLOCATED PURCHASE PRICE SET FORTH ON EXHIBIT A FOR THE PROPERTY OR PROPERTIES THAT ARE NOT SOLD TO THE BUYER AS A RESULT OF SUCH DEFAULT) AND (II) WITH RESPECT TO THE PROPERTY OR PROPERTIES AS TO WHICH SUCH A DEFAULT OR FAILURE HAS OCCURRED, AS THE SELLERS' SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO SUCH DEFAULT OR FAILURE,

         BUYER SHALL RETURN THE DUE DILIGENCE MATERIALS TO SELLERS AND DELIVER COPIES OF BUYER'S THIRD PARTY DUE DILIGENCE REPORTS TO SELLERS, AND SELLERS SHALL RETAIN THE ENTIRE AMOUNT OF THE DEPOSIT AS LIQUIDATED DAMAGES (IT BEING UNDERSTOOD AND AGREED THAT IF THE SELLERS MAKE THE ELECTION DESCRIBED IN THIS SENTENCE THAT THE DEPOSIT SHALL NOT BE APPLIED AGAINST THE PURCHASE PRICE PAYABLE AT THE CLOSING).

         THE PARTIES HAVE AGREED THAT SELLERS' ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DE FAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLERS WOULD INCUR IN SUCH EVENT. EACH OF THE DELIVERY TO SELLERS BY BUYER OF THE DUE DILIGENCE MATERIALS, DELIVERY OF BUYER'S DUE DILIGENCE REPORTS TO SELLERS, AND SELLERS' RETAINMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT SELLERS' RIGHTS, OR BUYER'S INDEMNITY OBLIGATIONS UNDER SECTIONS 4.5(a), 6.1, 9.4 AND 9.10(a).

            INITIALS:  SELLERS                   BUYER
                               --------------           ----------------

                  (d) In the event that Buyer fails to fund on the Second Deposit Date (with time being of the essence) the full amount of the Second Deposit in accordance with the terms of Section 2.2(b)(ii), this Agreement shall immediately and automatically terminate and Buyer shall be entitled to receive a refund of its Initial Deposit (together with all accrued interest thereon); provided that, as a condition precedent to Sellers returning the Initial Deposit, Buyer shall deliver to Sellers copies of Buyer's third party due diligence reports. Upon any termination of this Agreement pursuant to this
         Section 2.2(d), no party shall have any further rights or obligations hereunder, except as provided in Sections 4.5(a), 6.1, 9.4 and 9.10(a).

                                  ARTICLE III

                              CONDITIONS PRECEDENT

                  Section 3.1 Conditions to Buyer's Obligation to Purchase. Buyer's obligation to purchase the Properties is conditioned upon the satisfaction (or Buyer's written waiver) on or prior to the Closing Date of the following conditions:

                  (a) There shall exist on the Closing Date no pending Order prohibiting, enjoining or restraining any Seller from consummating the transactions contemplated hereby with respect to any Property; provided that if an Order exists prohibiting, enjoining or restraining Seller from consummating the transactions contemplated hereby with respect to one or more, but not all, of the Properties, Buyer shall, upon the request of Seller, nevertheless be obliged to fulfill its obligations hereunder with respect to the Property or Properties as to which no such Order exists.

                  (b) The Title Company shall have issued or shall have irrevocably committed to issue, upon payment of the applicable premium therefor, a CLTA or 1992 ALTA Owner's Policy of Title Insurance (provided, that in jurisdictions where local regulations require a form of policy other than a CLTA or 1992 ALTA Owner's Policy, such other required form shall be used) with respect to each Real Property in the form of the preliminary title report issued by the Title Company and delivered to Buyer prior to the fifth Business Day after the execution and delivery by Buyer and Seller of this Agreement (each, a "Preliminary Title Report" or "PTR"), showing title to such Real Property vested in Buyer, subject only to the Acceptable Permitted Exceptions.

                  (c) Buyer shall have received estoppel certificates for each Real Property by the time and to the extent required by Section 8.4.

                  (d) Each of the documents required to be delivered by Sellers pursuant to Section 8.3 shall have been delivered as provided therein and Sellers shall not otherwise be in material default of their obligations hereunder, and all of Sellers' representations contained herein shall be true and correct in all material respects as of the Closing Date; provided, however, that notwithstanding anything contained herein to the contrary, this condition shall be deemed to have been satisfied even if such representations were not true and correct in all material respects on the date of this Agreement but are so true and correct in all material respects on the Closing Date; and provided, further, that a failure of one or more of the Sellers to sell one or more of the Properties, but not all of the Properties, shall enable the Buyer to make the election described in Section 2.2(c)(i).

                  (e) Legacy Partners Commercial, Inc. shall have delivered to Ernst & Young LLP, on or prior to the Closing Date, a letter in substantially the form of Exhibit L hereto.

                  Section 3.2 Conditions to Sellers' Obligations to Sell. Each Seller's obligation to sell the Properties is conditioned upon the satisfaction (or such Seller's written waiver) on or prior to the Closing Date of the following conditions:

                  (a) There shall exist on the Closing Date no pending Order prohibiting, enjoining or restraining Buyer from consummating the transactions contemplated hereby with respect to any Property; provided that if an Order exists prohibiting, enjoining or restraining Buyer from consummating the transactions contemplated hereby with respect to one or more, but not all, of the Properties, Buyer shall, upon the request of Seller, nevertheless be obliged to fulfill its obligations hereunder with respect to the Property or Properties as to which no such Order exists.

                  (b) Buyer shall have paid to Sellers in cash the balance of the Purchase Price.

                  (c) Buyer shall not otherwise be in material default of its obligations hereunder, it being understood and agreed that (unless the Sellers shall determine otherwise) Sellers are acting jointly (subject to the provisions of Section 1.3) in selling the Properties contingent upon the Closing of each such Property, and that a failure of Buyer to purchase any Property shall be deemed a material breach by Buyer of this Agreement, excusing performance by any or all of the Sellers and giving the Sellers the right to make the election described in Section 2.2(c)(ii).


                  (d) Each of the documents required to be delivered by Buyer pursuant to Section 8.3 shall have been delivered as provided therein, and all of Buyer's representations contained herein shall be true and correct in all material respects as of the Closing Date; provided, however, that notwithstanding anything contained herein to the contrary, this condition shall be deemed to have been satisfied even if such representations were not true and correct in all material respects on the date of this Agreement but are so true and correct in all material respects on the Closing Date.

                  (e) On or prior to the Second Deposit Date, Buyer shall have provided evidence satisfactory to Seller that the requisite number of members of the Board of Trust Managers of the Buyer have approved the acquisition of the Properties contemplated hereby.

                  (f) The Buyer shall have signed a Natural Hazard Disclosure Statement, substantially in the form of Schedule 4.3, in respect of each of the Properties listed on Schedule 2.1(a), which signature shall serve to acknowledge Buyer's receipt from the applicable Seller of such Natural Hazard Disclosure Statement and the Buyer's understanding thereof.

                  Section 3.3  Termination.

                  (a) In the event that any condition set forth in Section 3.1 or Section 3.2 is not satisfied on or prior to the Closing Date, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition may in its sole and absolute discretion terminate this Agreement, subject to Section 2.2(c), by written notice delivered to the other party at or prior to the occurrence of the Closing. This Agreement may also, prior to the Second Deposit Date, be terminated in accordance with Section 2.2.

                  (b) Upon any termination of this Agreement pursuant to this
         Section 3.3, no party shall have any further rights or obligations hereunder, except as otherwise provided in Sections 2.2(c), 4.4.(b), 4.5(a), 6.1, 9.4 and 9.10.


                                   ARTICLE IV

                                REPRESENTATIONS;
                     BUYER'S EXAMINATION OF THE PROPERTIES

                  Section 4.1 Representations of Sellers. Subject to the provisions of Sections 4.2, 4.3 and 4.4, each Seller, severally and not jointly, hereby makes the following representations as to only itself and only its own Properties:

                  (a) Such Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Seller's creditors, (iii) suffered the appointment of a receiver to take possession of any of the Properties or all, or substantially all, of such Seller's other assets, (iv) suffered the attachment or other judicial seizure of any of the Properties or all, or substantially all, of such Seller's other assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                  (b) Such Seller is not a "foreign person" as defined in
         Section 1445 of the Code and any related regulations.

                  (c) Such Seller is duly organized and validly existing and in good standing under the laws of its state of formation. Such Seller further represents that this Agreement and all documents executed by such Seller that are to be delivered to Buyer at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by such Seller, (ii) do not, and at the time of Closing will not, violate any provision of any judicial order to which such Seller is a party or to which such Seller or any Property owned by such Seller is subject and (iii) constitute (or in the case of Closing documents will constitute) a valid and legally binding obligation of such Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (d) Such Seller has full and complete power and authority to enter into this Agreement and, subject to obtaining any consents or waivers required to be obtained prior to Closing, to perform its obligations hereunder.

                  (e) The Due Diligence Materials contain true, correct and complete copies of all Existing Leases, all material Contracts and all material environmental and structural reports to the extent in the actual possession of such Seller and, to such Seller's actual knowledge, the Due Diligence Materials delivered to or otherwise made available to Buyer under this Agreement by such Seller contain complete copies of the documents in Sellers' possession. Notwithstanding anything contained herein to the contrary, Sellers are only making available Due Diligence Materials to the extent currently in Sellers' possession and no Seller shall be required to prepare or obtain any information, document, report or survey. No Seller is making any express or implied representation as to the accuracy or thoroughness of the contents of any of the Due Diligence Materials or of the ability of Buyer to rely on any of the Due Diligence Materials. This representation shall not be deemed breached by virtue of any New Leases or Contracts entered into after the date hereof in accordance with Section 7.1.

                  (f) Except as included in the Due Diligence Materials (including the rent rolls delivered to Buyer prior to the execution of this Agreement (the "Rent Rolls")),there are to such Seller's actual knowledge no material leases or occupancy agreements (or any amendments or supplements thereto) encumbering, or in force with respect to, any Property (except for any New Leases entered into after the date hereof in accordance with Section 7.1).

                  (g) Except as otherwise set forth in Schedule 4.1(g) attached to this Agreement or as set forth in the Due Diligence Materials, such Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any fee or ground leasehold interest in any portion of any Property.

                  Each of the representations of each Seller contained in this
Section 4.1: (1) is made as of the date hereof; (2) shall be deemed remade by such Seller, as applicable and appropriate, and shall be true in all material respects as of the Closing Date, subject to matters expressly permitted in this Agreement or otherwise specifically approved in writing by Buyer; and (3) shall survive the Closing for a period of six (6) months.

                  Section 4.2 Survival of Representations. Notwithstanding any provision to the contrary herein or in any document or instrument (including, without limitation, any deeds or assignments) executed by any Seller and delivered to Buyer at or in connection with the Closing

(collectively, "Closing Documents"), no Seller shall have any (and each Seller is exculpated and released from any) liability whatsoever with respect to any suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs, including, without limitation, attorneys' and experts' fees and costs of investigation and remediation costs (collectively "Claims"), except to the extent (and only to the extent) that (i) with respect to Claims for breach of representations relating to a specific Property, the amount of such Claims exceed Two Hundred Thousand Dollars ($200,000) with respect to such single Property and (ii) the aggregate amount of all Claims for breach of Sellers' representations exceeds $1,000,000 (and, in such case, such Claims shall only be valid (and the Sellers shall only be liable) for the portion that exceeds $1,000,000); provided, however, notwithstanding any provision to the contrary herein or in any Closing Document, the total liability of all Sellers for any or all Claims shall not exceed $7,500,000. Further notwithstanding any provision to the contrary herein or in any Closing Document, Buyer assumes responsibility for and Sellers shall have no liability with respect to, any Claim under any of the representations contained in this Agreement or in any Closing Document, which Claim relates to or arises in connection with (1) any Hazardous Materials, (2) the physical condition of any Property or (3) any other matter not expressly set forth in the Sellers' representations and warranties set forth in Section 4.1 that, pursuant to this Section 4.2, survive the Closing Date. Buyer shall not make any Claim unless it in good faith believes the Claims would exceed the minimum thresholds to recovery provided in this Section 4.2. The provisions of this Section 4.2 shall survive the Closing for a period of six (6) months.

                  Section 4.3 Representations of Buyer. Buyer hereby makes the following representations:

                  (a) Buyer is a real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Texas. Buyer further represents to Sellers that this Agreement and all documents executed by Buyer that are to be delivered to Sellers at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer, (ii) do not, and at the time of Closing will not, violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer or any property owned by Buyer is subject and (iii) constitutes (or in the case of Closing documents will constitute) a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing, of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally. Buyer has, and as of the Closing Date will have, sufficient funds to pay the Purchase Price and consummate the transactions contemplated by this Agreement.

                  (c) Buyer has full and complete power and authority to enter into this Agreement and, subject to obtaining the approval of the Board of Trust Managers described in Section 3.2(e), to perform its obligations hereunder.

                  (d) Buyer (i) is a sophisticated investor, (ii) is represented by competent counsel, (iii) understands the assumptions of risk and liability set forth in this Agreement and that, prior to Closing, Buyer and its agents will have inspected the Properties, fully observed the physical characteristics and condition of the Properties, performed a thorough investigation of the suitability of Buyer's intended use of the Properties, including without limitation, the suitability of the topography, the availability of water rights or utilities, the present and future zoning, subdivision and any and all other land use matters, the condition of the soil, subsoil or groundwater of the Properties and any and all other environmental matters, the purpose(s) to which the Properties are suited, drainage, flooding, access to public roads, and proposed routes or roads or extensions relative to the Properties, (iv) acknowledges that its posting of the Second Deposit shall be deemed to be an acknowledgment by the Buyer that, as of the Second Deposit Date, it has received the Due Diligence Materials and the Natural Hazard Disclosure Statement set forth on Schedule 4.3 in respect of each of the Properties listed on Schedule 2.1(a) and (v) understands that it will have no recourse whatsoever against any Seller or its Affiliates except as expressly set forth in this Agreement.

                  (e) No consents are required to be obtained from, and no filings are required to be made with, any Governmental Authority or third party in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

                  Each of the representations of Buyer contained in this Section (i) is made on the date hereof; (ii) shall be deemed remade by Buyer and shall be true in all material respects, as of the Closing Date; and (iii) shall survive the Closing for a period for six (6) months.

                  Section 4.4  Buyer's Independent Investigation.

                  (a) Buyer acknowledges and agrees that (i) it has been and will be given the full opportunity during the Due Diligence Period to inspect and investigate all aspects of each Property, either independently or through agents, representatives or experts of Buyer's choosing, as Buyer considers necessary or appropriate, including without limitation those set forth below, (ii) on or prior to the Second Deposit Date, it will have completed its independent investigation of the Properties and the Due Diligence Materials made available to it prior to the Second Deposit Date (provided that the Sellers will provide the Buyer, after the Second Deposit Date, with reasonable access to the Properties during normal business hours and upon reasonable notice to the Sellers) and (iii) it is acquiring the Properties based exclusively on such independent investigation and the representations of the Sellers contained herein. The funding of the Second Deposit by Buyer shall conclusively constitute Buyer's approval of each and every aspect of the Properties. Such independent investigation by Buyer during the Due Diligence Period shall include the following items, the Buyer agreeing that, except for such items, it has completed its due diligence investigation of the Properties prior to the date hereof and is satisfied with the results of such investigation and the Due Diligence Materials:

                           (i) all matters relating to governmental and other
                  legal requirements with respect to the Properties, such as taxes, assessments, zoning, use permit requirements and building codes;

                           (ii) all zoning, land use, building, environmental
                  and other statutes, rules, or regulations applicable to each Real Property;

                           (iii) to the extent in the possession of the
                  applicable Seller or such Seller's property manager, a copy of a survey of each Real Property (each, a "Survey");

                           (iv) to the extent in the possession of the
                  applicable Seller or such Seller's property manager, reports, studies, assessments, investigations and other materials related to the presence of Hazardous Materials at, on or under each Real Property and the compliance of such Real Property with all environmental laws, including environmental assessment reports;

                           (v) the Leases with respect to such Real Property
                  and all matters in connection therewith, including, without limitation, the ability of the Tenants thereto to pay the rent;

                           (vi) the Contracts and any other documents or
                  agreements of significance affecting the Properties;

                           (vii) all matters relating to the income and
                  operating or capital expenses of the Properties and all other financial matters;

                           (viii) all matters relating to title to such
                  Property;

                           (ix) the physical condition of each Real Property,
                  including, without limitation, the interior, the exterior, the square footage of the improvements or the leasehold improvements and of each tenant space therein, the structure, the roof, the paving, the utilities, and all other physical and functional aspects of such Real Property, including the presence or absence of Hazardous Materials;

                           (x) any easements and/or access rights affecting
                  such Real Property;

                           (xi) all matters that would be revealed by an ALTA
                  as-built survey, a physical inspection or an environmental site assessment of such Real Property;

                           (xii) all matters reflected on each of the Natural
                  Hazard Disclosure Statements; and

                           (xiii) all other matters of significance affecting,
                  or otherwise deemed relevant by Buyer with respect to, such Property.

                  Sellers have delivered, or shall deliver within five (5) Business Days of the execution and delivery by the Buyer and the Sellers of this Agreement, the Due Diligence Materials listed in clauses (iii), (iv), (v) and (vi) above, together with a preliminary title report relating to each of the Properties. Prior to the Closing Date, Sellers shall deliver to Buyer a Natural Hazard Disclosure Statement relating to each of the Properties.

                  (b) BUYER SPECIFICALLY REPRESENTS, ACKNOWLEDGES AND AGREES THAT (i) EACH SELLER SHALL SELL AND BUYER SHALL PURCHASE EACH PROPERTY "AS IS, WHERE IS AND WITH ALL FAULTS," (ii) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM ANY SELLER, NOR ANY PARTNER, OFFICER, EMPLOYEE, ATTORNEY, PROPERTY MANAGER, AGENT OR BROKER OF ANY SELLER, AS TO ANY MATTER, CONCERNING ANY PROPERTY, OR SET FORTH, CONTAINED OR ADDRESSED IN THE DUE DILIGENCE MATERIALS (INCLUDING WITHOUT LIMITATION, THE COMPLETENESS THEREOF), INCLUDING WITHOUT
         LIMITATION: (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of any Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, or whether the Real Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone, (ii) the dimensions or lot size of any Real Property or the square footage of the Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, any Real Property, or any Real Property's use, habitability, merchantability, or fitness, or the suitability, value or adequacy of such Real Property for any particular purpose, (iv) the zoning or other legal status of any Real Property or any other public or private restrictions on the use of such Real Property, (v) the compliance of any Real Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Authority or of any other person or entity (including, without limitation, the Americans with Disabilities Act), (vi) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer's intended use or development of any Real Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about any Real Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements, (ix) the condition of title to any Real Property, (x) the Leases, Contracts or any other agreements affecting any Real Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to any Real Property, (xi) any Seller's ownership of any Property or any portion thereof or (xii) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to, the operation of any Real Property. Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of any Seller, nor any partner, officer, employee, attorney, property manager, agent or broker of any Seller, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Buyer except as provided in Section 4.1. Buyer further acknowledges and agrees that no Seller is under any duty to make any inquiry regarding any matter that may or may not be known to such Seller or any partner, officer, employee, attorney, property manager, agent or broker of such Seller. This Section 4.4(b) shall survive the Closing, or, if the Closing does not occur, beyond the termination of this Agreement.

                  INITIALS: SELLERS:                BUYER:
                                     --------------        -------------

                  (c) ANY REPORTS, REPAIRS OR WORK REQUIRED BY BUYER ARE THE SOLE RESPONSIBILITY OF BUYER, AND BUYER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF ANY SELLER TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO ANY PROPERTY OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. BUYER IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF ANY PROPERTY AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT BUYER'S SOLE COST AND EXPENSE.

                  Section 4.5 Entry and Investigation; Indemnity; Limits on Government Contacts.

                  (a) In connection with any entry by Buyer or any of its agents, employees or contractors (collectively, the "Buyer Parties" and each a "Buyer Party") onto a Real Property, Buyer shall give the applicable Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with such Seller's business and the business of the Tenants and otherwise in a manner reasonably acceptable to such Seller. Prior to any Buyer Party contacting any Tenant, Buyer shall give the applicable Seller written notice thereof, including the identity of the company or persons who will perform any Tenant interview or contacts. The Seller or its representative may be present at any such interview or meeting with the Tenants and the Buyer will reasonably cooperate and coordinate with the Seller to effectuate the same. Without limiting the foregoing, prior to any entry to perform any necessary on-site testing, Buyer shall give the applicable Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing and the party performing the testing. Such Seller shall approve or disapprove any proposed testing and the party performing the same within three
         (3) Business Days after receipt of such notice. If a Buyer Party takes any sample from a Real Property in connection with any such approved testing, Buyer shall provide to the applicable Seller, at such Seller's additional expense, a portion of such sample being tested to allow such Seller, if it so chooses, to perform its own testing. The applicable Seller or its representative may be present to observe any testing, or other inspection performed on any Real Property. Buyer shall promptly deliver to the applicable Seller copies of any third party reports relating to any testing or other inspection of any Real Property performed on behalf of any Buyer Party. Buyer shall maintain, and shall ensure that its contractors maintain, public liability and property damage insurance insuring the Buyer Parties against any liability arising out of any entry or inspections of any Real Property pursuant to the provisions hereof. Such insurance maintained by Buyer shall be in the amount of Ten Million Dollars ($10,000,000) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy maintained by Buyer shall insure the contractual liability of Buyer covering the indemnities herein and shall (i) name such Seller and the management company retained by Sellers (together with its Affiliates, the "Manager") (and their successors, assigns and Affiliates) as additional insureds, (ii) contain a cross-liability provision, and (iii) contain a provision that "the insurance provided by Buyer hereunder shall be primary and noncontributing with any other insurance available to such Seller." Buyer shall provide such Seller with evidence of such insurance coverage prior to any entry or inspection of any Real Property. Buyer shall indemnify and hold the Seller Parties harmless from and against any Claims arising out of or relating to any entry on any Real Property by any Buyer Party, in the course of performing any inspections, testings or inquiries. In addition to the foregoing indemnity, if there is any damage to the Properties caused by Buyer's and/or its agents' entry in or on the Properties, Buyer shall immediately restore the Properties substantially to the same condition existing prior to Buyer's entry onto the Properties. The foregoing indemnity and obligations shall survive the Closing, or, if the Closing does not occur, beyond the termination of this Agreement.

                  (b) Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor any other Buyer Party shall contact any Governmental Authority regarding any Hazardous Materials on or the environmental condition of any Real Property without the applicable Seller's prior written consent thereto. In addition, if the applicable Seller's consent is obtained by Buyer, such Seller shall be entitled to receive at least five (5) Business Days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative.

                  Section 4.6  Release.

                  (a) Without limiting the provisions of Section 4.4, Buyer, for itself and any successors and assigns of Buyer, waives its right to recover from, and forever releases and discharges, and covenants not to sue, Sellers, Sellers' Affiliates, Sellers' asset manager, property managers, any lender to any Seller or Sellers (in their capacity as lender), the partners, trustees, shareholders, controlling persons, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (each a "Seller Party", and collectively, the "Seller Parties") with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with any Property including, without limitation, the physical, environmental and structural condition of the related Real Property or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared) relating to or arising from (i) the use, presence, discharge or release of Hazardous Materials on, under, in, above or about any Real Property, (ii) any patent or latent defects or deficiencies with respect to any of the Properties, (iii) any and all matters related to the Properties or any portion thereof, including without limitation, the condition and/or operation of the Properties and each part thereof, and (iv) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about any of the Properties regardless of when such asbestos and asbestos containing materials were first introduced in, on or about any of the Properties; provided, however, Buyer does not waive its rights, if any, to recover from, and does not release or discharge or covenant not to sue any Seller or any Seller Party for any act of such Seller that is found by a court of competent jurisdiction to constitute fraud or any breach of such Seller's obligations or representations (subject to the provisions of Section 4.2) set forth in this Agreement.

                  (b) Buyer hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including, but not limited to, a private right of action under the federal superfund laws, 42 U.S.C. sections 9601 et seq. and California Health and Safety Code sections 25300 et seq., directly or indirectly, against any of the Sellers, Sellers' Affiliates or Seller Parties or their agents in connection with the Claims described above and expressly waives the provisions of Section 1542 of the California Civil Code (or any similar provision or principle of law which may apply in any other state where any other state where any Property is located) which provides:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

         and all similar provisions or rules of law. Buyer elects to and does assume all risk for such claims heretofore and hereafter arising, whether now known or unknown by Buyer. To the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Sellers from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Sellers by Buyer in exchange for Sellers' performance hereunder. Without limitation of the foregoing, if Buyer has actual knowledge of
         (i) a default in any of the covenants, agreements or obligations to be performed by any Seller under this Agreement and/or (ii) any breach of or inaccuracy in any representation of any Seller made in this Agreement, nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Buyer shall be deemed to have waived any such default and/or breach or inaccuracy and shall have no Claim against any Seller with respect thereto.

                  Sellers have given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this
         Section 4.6. Sellers and Buyer have each initialed this Section 4.6 to further indicate their awareness and acceptance of each and every provision hereof. The provisions of this Section 4.6 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.


                  INITIALS: SELLERS:                     BUYER:
                                     ------------------         ------------

                  Section 4.7 Second Deposit After Due Diligence Period. At any time prior to the expiration of the Due Diligence Period, Buyer shall be free either to (i) post the Second Deposit as required by Section 2.2(b) or (ii) terminate this Agreement by written notice to Sellers delivered on or prior to the Second Deposit Date. If the Second Deposit is posted on or prior to the Second Deposit Date, Buyer shall be deemed to have reviewed, accepted and approved all of the Due Diligence Materials made available to it prior to the Second Deposit Date. Notwithstanding anything to the contrary herein, no Seller shall have any liability whatsoever to Buyer with respect to any matter disclosed to or discovered by Buyer or its agents prior to the Closing Date.

                                    ARTICLE V

                                      TITLE

                  Section 5.1 Conveyance of Title. At the Closing, Sellers shall deliver to Buyer a grant deed for each Real Property in the form of Exhibit C for the applicable jurisdiction, with the exception that the applicable Seller shall deliver a deed in the form of Exhibit K for the Bloomfield, Colorado Real Property (each, a "Deed"), subject to no exceptions other than the exceptions listed below and the defects deemed by Section 5.2 to constitute Acceptable Permitted Exceptions (collectively, the "Acceptable Permitted Exceptions"):

                           (i) Interests and rights of Tenants in possession
                  under Leases, including, without limitation, those Tenant purchase rights listed on Schedule 4.1(g);

                           (ii) Liens for Real Estate Taxes that are
                  apportioned as provided in Section 8.5, including, without limitation, special assessments and special improvement district or local improvement district bonds;

                           (iii) Any exceptions, exclusions and other matters
                  set forth or disclosed by the PTR for such Real Property or other documents made available to Buyer pursuant to Section
                  4.4 prior to the Closing Date and that are, pursuant to
                  Section 5.2, deemed to constitute "Acceptable Permitted Exceptions", and any other exceptions to title that would be disclosed by an inspection and/or survey of such Real Property, including those disclosed on any Survey obtained by Buyer;

                           (iv) Any and all present and future laws,
                  ordinances, restrictions, requirements, resolutions, orders, rules and regulations of any Governmental Authority, as now or hereafter existing or enforced (including, without limitation, those related to zoning and land use), and all notes or notices of violation of any such laws, ordinances, rules or regulations set forth in the Due Diligence Materials or in any title reports, commitments or updates delivered to Buyer prior to the Closing Date;

                           (v) Any lien or encumbrance encumbering such
                  Property as to which the applicable Seller shall deliver to Buyer, or the Title Company, at or prior to the Closing, proper instruments, in recordable form, canceling such lien or encumbrance, together with funds to pay the cost of recording and canceling the same;

                           (vi) Such other exceptions as the Title Company
                  shall commit to insure over, without any additional cost to Buyer and in a manner reasonably acceptable to Buyer;

                           (vii) Uniform Commercial Code filings that have
                  expired or terminated by operation of law on or prior to the Closing Date;

                           (viii) Any exceptions caused by Buyer, its agents,
                  representatives or employees; and

                           (ix) Any other matters affecting title to such
                  Property that have been approved, deemed approved or waived by Buyer pursuant to the terms hereof.

                  Section 5.2 Certain Exceptions to Title. Prior to November 17, 1998, Buyer shall have the right to object in writing to any title matters that materially adversely affect Buyer's title to the Real Property which may appear on the PTR, any supplemental title reports or updates to the PTR issued at the request of Buyer after the date hereof or any surveys of the Real Property (herein collectively called the "Title Defects"). Unless Buyer shall timely object to such Title Defects, all such Title Defects and any matters which do not materially adversely affect Buyer's title to the Real Property which are set forth on the PTR or in any such supplemental reports or updates shall be deemed to constitute "Acceptable Permitted Exceptions". The applicable Seller may elect (but shall not be obligated) to remove, or cause to be removed at its expense, any Title Defects that are timely objected to by Buyer, and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Defects. The applicable Seller shall notify Buyer in writing within five (5) days after receipt of Buyer's notice of Title Defects whether such Seller elects to remove the same. If such Seller is unable to remove or endorse over any Title Defects prior to the Closing, or if such Seller elects not to remove one or more Title Defects, Buyer may elect to either (a) not to purchase the Property or Properties that may be subject to such Title Defects, in which event the parties shall thereafter have no further rights or obligations hereunder with respect to such Property or Properties except for obligations which expressly survive the termination of this Agreement, or (b) waive such Title Defects, in which event such Title Defects shall be deemed "Acceptable Permitted Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price (it being understood and agreed that the funding by the Buyer of the Second Deposit shall be deemed to constitute a waiver of all Title Defects which the applicable Seller has not, prior to the time the Second Deposit is funded, agreed to remove or cause to be removed in accordance with this Section 5.2).

Notwithstanding the foregoing, in the event that Buyer makes the election set forth in clause (a) in the preceding sentence, the Sellers may, within three
(3) Business Days of receipt of written notice from Buyer of such election, elect to terminate this Agreement in its entirety, in which event the Sellers shall refund the Deposit to the Buyer and thereafter, the parties shall have no further rights or obligations under this Agreement except for obligations which expressly survive the termination of this Agreement.

                  Section 5.3 Discharge of Title Defects. If on the Closing Date there are any Title Defects which a Seller has elected to pay and discharge, such Seller may use any portion of the Purchase Price to satisfy the same, provided such Seller shall deliver to Buyer at the Closing instruments in recordable form and sufficient to satisfy such Title Defects of record, together with the cost of recording or filing such instruments, or provided that such Seller shall cause the Title Company to insure over the same, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of such Seller or otherwise.

                  Section 5.4 Evidence of Title. Delivery of title in accordance with the foregoing shall be evidenced by the Title Company issuing, or to committing to issue, at Closing, upon payment of the applicable premium therefor, one or more CLTA or 1992 ALTA Owner's Policies of Title Insurance (provided, that in jurisdictions where local regulations require a form of policy other than a CLTA or 1992 ALTA Owner's Policy, such other required form shall be used and provided, further, that the Title Company shall issue an ALTA Owner's Policy only if the Buyer has provided to the Title Company an insurable survey prior to the Second Deposit Date) in the aggregate amount of the Purchase Price for the Properties showing title to each Property vested in Buyer, subject only to the Permitted Exceptions (the "Title Policy").


                                   ARTICLE VI

                              BROKERS AND EXPENSES

                  Section 6.1 Brokers. Sellers and Buyer represent and warrant to each other that no broker or finder, other than Cushman & Wakefield and Goldman, Sachs & Co., was instrumental in arranging or bringing about this transaction and that there are no claims or rights for brokerage commissions or finders' fees in connection with the transactions contemplated hereby by any person or entity other than Cushman & Wakefield and Goldman, Sachs & Co. whose fees will be the responsibility of Sellers pursuant to separate agreements between Sellers and Cushman & Wakefield and Goldman, Sachs & Co., as applicable. If any person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Buyer or any Seller, then the party through whom such person makes its claim shall defend the other party (the "Indemnified Party") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. In addition, Buyer hereby agrees to indemnify and hold harmless each Seller Party from any and all Claims resulting from any claim made by any Person for a brokerage commission, finders' fee or similar fee arising out of or relating to any action taken (or any communication made) by a Buyer Party in connection with the proposed resale by Buyer of any Property or the marketing of such Property by Buyer or by any Person on behalf of Buyer. The provisions of this Section 6.1 shall survive the Closing or, if the Closing does not occur, any termination of this Agreement.

                  Section 6.2 Expenses. Except as provided in Section 8.5(d), each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.


                                   ARTICLE VII

                       INTERIM OPERATION OF THE PROPERTIES

                  Section 7.1  Interim Operation of the Properties.

                  (a) Except as otherwise contemplated or permitted by this Agreement or approved by Buyer in writing, from the date hereof to the Closing Date, each Seller agrees that it will operate, maintain, repair and lease the Real Property owned by it in the ordinary course and consistent with such Seller's past practices and will not dispose of or encumber any Property, except for dispositions of personal property in the ordinary course of business or as otherwise permitted by Section 7.1 or Section 7.3. Without limiting the foregoing, Sellers shall, in the ordinary course, negotiate with prospective Tenants and enter into New Leases (on terms that Sellers believe, in their commercially reasonable business judgment, to be market terms), enforce Leases in all material respects and perform in all material respects all of landlord's obligations under the Leases (other than Leases that are or that are in the process of being terminated due to Tenant's default thereunder). Sellers will promptly notify Buyer of any New Leases entered into by, or proposals to enter into New Leases made by, any Seller prior to the Second Deposit Date and provide Buyer with a summary of the terms of each such New Lease or proposal.

                  (b) Sellers shall notify Buyer (in reasonable detail) of any of the following (each, a "Significant Transaction") which may occur from and after the Second Deposit Date and prior to the Closing Date, at least three (3) Business Days prior to becoming legally bound with respect thereto:

                           (i) the execution, termination or material
                  modification of any Lease covering in excess of 10,000 square feet (collectively, "Major Leases"); or

                           (ii) the entry into, execution or termination of any
                  operating agreement or any lease, contract, agreement or other commitment of any sort (including any contract for capital items or expenditures, but excluding any liens or other encumbrances on title other than Acceptable Permitted Exceptions), with respect to any one or more of the Properties that (A) requires payments to or by a Seller in excess of $50,000 per annum, or the performance of services by a Seller the value of which is in excess of $50,000 per annum and (B) is not terminable without cause and without penalty on thirty (30) days' notice or less.

                  (c) At least three (3) Business Days prior to becoming legally bound with respect to any Significant Transaction after the Second Deposit Date, the applicable Seller shall consult with and seek the consent of Buyer, and shall provide reasonable detail to Buyer (including, at Buyer's request, copies of the relevant documentation), with respect thereto; provided, that, Buyer hereby provides its consent to a Lease of the space described in Schedule 7.1 on the terms set forth on Schedule 7.1. Any consent to be given by Buyer pursuant to this Section 7.1(c) shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if Buyer does not respond in writing to Sellers' request for consent within three (3) Business Days.

                  (d) Except for New Leases or other agreements entered into in accordance with this Section 7.1, no Seller shall enter into any agreement to create a lien or encumbrance on any Property which will survive the Closing without Buyer's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed with respect to any utility or similar easement necessary for the operation of a Property, and which shall be deemed granted if Buyer does not respond in writing to Seller's request for consent within three (3) Business Days).

                  (e) Prior to the Closing Date or the earlier termination of this Agreement, no Seller shall sell any Property or portion thereof without Buyer's prior written consent.

                  (f) Prior to Closing, Sellers shall (with reasonable promptness) provide Buyer with copies of all Contracts entered into by a Seller affecting any Property (other than Contracts terminable on 30 days' notice or less) made after the expiration of the Due Diligence Period.

                  Section 7.2 Tenant Improvement Costs, Leasing Commissions and Free Rent. If the Closing occurs, Buyer shall be responsible and shall pay for the costs of tenant improvement work or allowances, third-party leasing commissions and other leasing costs (collectively, "Leasing Costs") relating to or arising from (i) those Leases or modifications of Leases entered into on or after the date hereof, (ii) the exercise by a Tenant of a renewal, expansion or extension option contained in any Lease, which renewal or extension period commences, or which expansion space such Tenant first has the right to occupy, on or after the date hereof (notwithstanding that such Tenant may have exercised such option prior to the date hereof) and (iii) any items set forth on Schedule 7.2, and any amounts paid by Sellers in respect of such Leasing Costs shall be reimbursed by Buyer at the Closing. Sellers shall be responsible and shall pay for all other Leasing Costs and any such other Leasing Costs otherwise remaining unpaid by Sellers shall result in a downward adjustment to the Purchase Price at Closing. Free rent periods that occur, in whole or in part, after the Closing Date shall be for the account of, and borne by, Buyer. Free rent periods that occur prior to the Closing Date shall be for the account of, and borne by, Sellers. The provisions of this Section 7.2 shall survive the Closing for one year after the Closing Date.

                  Section 7.3 Sellers' Maintenance of the Properties. Between the date hereof and the Closing Date, the applicable Seller shall (a) maintain each Real Property in substantially the same manner as prior hereto pursuant to such Seller's normal course of business, subject to reasonable wear and tear and further subject to the occurrence of any damage or destruction to such Real Property by casualty or other causes or events beyond the control of such Seller; provided, however, that such Seller's maintenance obligations under this Section 7.3 shall not include any obligation to make capital expenditures not incurred in such Seller's normal course of business or any other expenditures not incurred in such Seller's normal course of business; (b) continue to maintain its existing insurance coverage; and (c) not grant any voluntary liens or encumbrances affecting such Property other than Permitted Exceptions. Notwithstanding the foregoing, in the event the Seller makes emergency capital expenditures after the Due Diligence Period to any Property and the cost of such capital expenditures is less than 1/2 of 1% of the Allocated Purchase Price for such Property set forth on Exhibit A, the applicable Seller shall, deliver to Buyer, promptly following the occurrence of an event that would require Seller to make such capital expenditure, a written notice describing in reasonable detail the nature and cost of such capital expenditure, and Buyer shall be obligated to reimburse Seller for such emergency capital expenditures, and the Purchase Price payable at the Closing shall be increased by an amount equal to the amount spent by the Sellers in respect of such emergency capital expenditure. If the cost of any emergency capital expenditure in respect of any Property shall exceed 1/2 of 1% of the Allocated Purchase Price set forth on Exhibit A of such Property, Seller shall deliver to Buyer, promptly following the occurrence of an event that would require Seller to make such capital expenditure, a written notice describing in reasonable detail the nature and cost of such emergency capital expenditure and Buyer shall have the right, by delivering written notice to Seller, to either
(i) agree to reimburse Seller for such emergency capital expenditures at the Closing (in which case the Purchase Price payable at the Closing shall be increased by an amount equal to the amount spent by the Sellers in respect of such emergency capital expenditure), or (ii) terminate its obligations under this Agreement with respect to such Property. In the event that Buyer makes the election described in clause (ii) of the preceding sentence with respect to one or more Properties, the Buyer shall be entitled to reduce the Purchase Price by the amount of the Allocated Purchase Price set forth on Exhibit A next to such Property or Properties as to which such election has been made, and neither party shall have any further rights or obligations under this Agreement with respect to such Property or Properties, other than those expressly stated to survive the termination of this Agreement. Notwithstanding the foregoing, Buyer shall be obligated to consummate the purchase of the remaining Properties on Exhibit A as required by the terms hereof. Any consent to be given by Buyer pursuant to this Section 7.3 shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if Buyer does not respond in writing to Sellers' request for consent within two (2) Business Days. For the purposes of this paragraph, "emergency capital expenditures" shall mean any emergency capital expenditures performed by Seller that are (i) necessary to prevent an immediate threat to the health or safety of any person or to prevent or remedy a breach by a Seller under a Lease, or (ii) necessary to make any repairs resulting from the occurrence of any damage or destruction by casualty or other causes or events beyond the control of the applicable Seller.

                  Section 7.4 Lease Enforcement. Subject to the provisions of
Section 7.1, prior to the Closing Date, the applicable Seller shall have the right, but not the obligation (except to the extent that such Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise, and to apply all or any portion of any security deposits then held by such Seller toward any loss or damage incurred by such Seller by reason of any defaults by any Tenant, provided, that with respect to any application by such Seller of Tenant security deposits held by such Seller, such Seller will deliver, in connection with any such application, written notice to the affected Tenant(s) indicating that their security deposits have been or are being so applied). The applicable Seller shall provide the Buyer with written notice of any action taken by such Seller pursuant to this Section 7.4.

                  Section 7.5 Lease Termination Prior to Closing. The bankruptcy or default of any Tenant or the termination of any Lease or the removal of any Tenant by reason of a default by such Tenant (by summary proceedings or otherwise) or by operation of the terms of such Lease shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other Claim on the part of Buyer; provided, that, if a voluntary or involuntary filing is made with respect to a Tenant under the federal bankruptcy laws after the Second Deposit Date and prior to the Closing Date (a "Tenant Bankruptcy Event"), and the Tenant to which such Tenant Bankruptcy Event relates occupies space contributing more than 50% of the total gross revenue received in respect of a Property, then the Buyer may, at its option to be exercised by notice to such Seller within five (5) Business Days of Seller's notice to the Buyer of the occurrence of such Tenant Bankruptcy Event, elect not to purchase such Property under this Agreement. If Buyer so elects not to purchase a Property pursuant to this Section 7.5 and the Buyer is not then in default under this Agreement, then Buyer shall be entitled to reduce the Purchase Price by the amount of the Allocated Purchase Price set forth next to such Property on Exhibit A and neither party shall have any further rights or obligations under this Agreement with respect to such Property, other than those expressly stated to survive the termination of this Agreement. If the Buyer does not elect, pursuant to this Section 7.5, not to purchase a Property, the Buyer shall be obligated to consummate the purchase of all the Properties for the full Purchase Price as required by the terms hereof. The Sellers shall give the Buyer prompt written notice of the occurrence of any Tenant Bankruptcy Event prior to the Closing Date or termination of this Agreement.

                  Section 7.6 Tenant Notices. Two business days prior to the Closing, each Seller shall furnish to the Escrow Agent for mailing by the Escrow Agent on the Closing Date, a signed notice to be given to each Tenant in the form attached as Exhibit J. Such notice shall disclose that the applicable Property has been sold to Buyer and that, after the Closing, all rents should be paid to Buyer.

                  Section 7.7 Risk of Loss and Insurance Proceeds. Buyer shall be bound to purchase the Properties for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the related Real Properties or destruction of any improvements thereon or condemnation of any portion of any Property, provided that upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by the applicable Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible or any uninsured amount or retention, less any sums expended by such Seller prior to the Closing for the restoration or repair of any Property or in collecting such insurance proceeds or condemnation awards. Sellers have provided Buyer with a certificate of insurance for Sellers' casualty insurance policy so that Buyer can confirm its satisfaction with such policy. Sellers agree that they will maintain such policy in full force and effect until the Closing. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse the applicable Seller for sums it expended prior to the Closing for the restoration or repair of such Property or in collecting such insurance proceeds or condemnation awards. Notwithstanding the foregoing, if any of the Properties shall be damaged or destroyed by a casualty or shall be condemned, to the extent that the cost of repair or restoration to substantially their condition prior to such casualty (or, in the case of a condemnation, the value of the Property (or portion thereof) so condemned) would exceed an amount equal to 50% of the allocated Purchase Price of such Property (as set forth on Exhibit A), then the applicable Seller shall give the Buyer prompt notice thereof and the Buyer may, at its option to be exercised by notice to such Seller within five (5) Business Days of Seller's notice to the Buyer of the occurrence of such casualty or condemnation, elect not to purchase such Property under this Agreement. If Buyer so elects not to purchase a Property pursuant to this Section 7.7 and the Buyer is not then in default under this Agreement, then Buyer shall be entitled to reduce the Purchase Price by the amount of the Allocated Purchase Price set forth next to such Property on Exhibit A and neither party shall have any further rights or obligations under this Agreement with respect to such Property, other than those expressly stated to survive the termination of this Agreement. Any dispute as to the costs of such repair or restoration or value of a condemned portion of a Property shall be referred to a licensed architect jointly selected by the Buyer and the applicable Seller for resolution, and the determination of such architect, which shall be made within a period of twenty
(20) days after such submittal by the parties, shall be final, conclusive and binding on the parties. If the parties shall fail to agree upon the identity of such architect within ten (10) days after either party has notified the other of its choice of architect, then either party may at any time thereafter apply to a court of competent jurisdiction to appoint immediately such architect. The fees and expenses of such architect shall be paid equally by the Buyer and the applicable Seller, and the parties shall cooperate with such architect by providing such information as such architect may reasonably require to resolve the dispute. If the Buyer does not elect, pursuant to this Section 7.7, not to purchase a Property that suffers a casualty loss or is condemned or to terminate this Agreement as described above, the Buyer shall be obligated to consummate the purchase of such Property for the full Purchase Price as required by the terms hereof.

                  Section 7.8 Notifications. Between the date hereof and the Closing, each Seller shall promptly notify Buyer of any condemnation, environmental, zoning or other land-use regulation proceedings relating to any of the Properties of which such Seller obtains any written notices, or any written notice of violations of any legal requirements relating to any of the Properties, any written notice of any litigation of which such Seller obtains actual knowledge that arises out of the ownership of any of the Properties unless fully covered by insurance (subject to customary deductibles), and any other matters that would materially affect any of Sellers' representations hereunder.

                                  ARTICLE VIII

                               CLOSING AND ESCROW

                  Section 8.1 Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Sellers and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control, unless a contrary intent is expressly indicated in such supplementary instructions.

                  Section 8.2 Closing. The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company (or such other location as the parties may agree) at 10:00 A.M. Pacific Daylight Time, on December 3, 1998 or such earlier or later date and time as Buyer and Sellers may mutually agree upon in writing (the "Closing Date"), in either case, with time being of the essence. Except as otherwise permitted under this Agreement, such date and time may not be extended without the prior written approval of both Sellers and Buyer.

                  Section 8.3  Deposit of Documents.

                  (a) At or before the Closing, Sellers shall deposit into escrow the following items:

                           (i) a duly executed and acknowledged Deed for each
                  Real Property;

                           (ii) four (4) duly executed counterparts of a Bill
                  of Sale for each Real Property in the form attached hereto as Exhibit D (each, a "Bill of Sale");

                           (iii) four (4) duly executed counterparts of an
                  Assignment and Assumption of Leases for each Real Property in the form attached hereto as Exhibit E (each, an "Assignment of Leases");

                           (iv) four (4) duly executed counterparts of an
                  Assignment and Assumption of Contracts, Warranties and Guaranties and Other Intangible Property for each Real Property in the form attached hereto as Exhibit F (each, an "Assignment of Contracts");

                           (v) the applicable executed Tenant Notices,
                  substantially in the form of Exhibit J; and

                           (vi) an affidavit pursuant to Section 1445(b)(2) of
                  the Code, and on which Buyer is entitled to rely, that no Seller is a "foreign person" within the meaning of Section 1445(f)(3) of the Code and a California Form 590-RE with respect to each of the Properties.

                  (b) At or before Closing, Buyer shall deposit into escrow the following items:

                           (i)  the Purchase Price;

                           (ii) four (4) duly executed counterparts of each Bill
                  of Sale;

                           (iii) four (4) duly executed counterparts of each
                  Assignment of Leases;

                           (iv) four (4) duly executed counterparts of each
                  Assignment of Contracts;

                           (v) a countersigned copy of the Natural Hazard
                  Disclosure Statement for each Property;

                           (vi) two (2) duly executed counterpart of Buyer's
                  As-Is Certificate and Agreement, substantially in the form of Exhibit H attached hereto; and

                           (vii) such documents, resolutions, forms, agreements
                  or other items as may be reasonably requested by the Title Company.

                  (c) On the Closing Date, Buyer shall effect a wire transfer of federal funds to the Title Company's escrow account or to such other account as shall be designated by Sellers (in accordance with the wiring instructions set forth on Schedule 2.2(b)) in an amount equal to the sum of (i) the Purchase Price and (ii) the amount (if any) of the costs, expenses and adjustments payable by Buyer under this Agreement. The amount of funds to be wired to the Title Company's escrow account shall be reduced by the Deposit (including all interest thereon). After Sellers' confirmation of receipt of the Purchase Price (as reduced by the costs, expenses, prorations and adjustments payable by Sellers under this Agreement) by wire transfer of federal funds by the Title Company to one or more accounts designated by Sellers, the Title Company shall deliver to Buyer all documents and instruments received by it which, in accordance with the terms of this Agreement, are to be delivered by Sellers to Buyer on the Closing Date and the Title Company shall deliver to Sellers all documents and instruments received by it which, in accordance with the terms of this Agreement are to be delivered by Buyer to Sellers on the Closing Date. Buyer and Sellers shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the purchase and sale of the Properties in accordance with the terms hereof; provided, that Sellers shall not be required to provide any indemnities or to escrow any funds.

                  (d) Sellers shall deliver to Buyer originals of the Leases (or, if originals are not available, certified copies), copies (or, if available, originals) of the tenant correspondence files of the Real Properties in Sellers' possession, a set of keys to each Real Property and originals (or copies, if originals are not available) of any other items in Sellers' possession relating to the use, ownership, operation or maintenance of the Real Properties, all within five (5) Business Days after the Closing Date. Following the Closing, Buyer shall make all Leases, Contracts, other documents, books, records and any other materials in its possession, to the extent the same relate to the period of Sellers' ownership of the Properties, available to Sellers or their representatives for inspection and/or copying at reasonable times and upon reasonable notice.

                  Section 8.4 Estoppel Certificates. It shall be a condition to Buyer's obligation to close the sale and purchase of a Property that on or prior to five (5) Business Days before the Closing Date, the applicable Seller delivers to the Buyer tenant estoppel certificates substantially in the form attached hereto as Exhibit I (provided, however, that if a form of estoppel certificate is attached to or otherwise prescribed in a particular lease document, that form (the "Prescribed Form") shall be deemed to be acceptable to Buyer in the event that any Tenant is unwilling to sign the form attached hereto as Exhibit I) from Tenants occupying space contributing at least eighty percent (80%) of the total gross revenue received in respect of the Properties (taken as a whole) in the most recent fiscal year (the "Required Percentage"); provided, however, if such Seller is unable to obtain the aforesaid tenant estoppel certificates from Tenants occupying the Required Percentage, such Seller may, but shall not be obligated to, provide a certificate to Buyer (the "Seller's Estoppels"), with respect to such missing estoppel certificates, as chosen by such Seller, representing those Tenants whose Leases cover space contributing not more than ten percent (10%) of the total gross revenue received in respect of the Properties (taken as a whole) in the most recent fiscal year to equal or exceed the difference between the Required Percentage and the Leases covering space contributing the percentage of the gross revenue received in respect of the Properties (taken as a whole) in the most recent fiscal year covered by the estoppel certificates received by Buyer as to all other Tenants to the effect that (except as disclosed in the Due Diligence Materials or in the Leases to which such estoppels relate): (i) to such Seller's actual knowledge the Leases for those Tenants are in full force and effect; (ii) the amount of the Tenants' security deposits; (iii) the dates through which rent has been paid; (iv) neither such Seller nor, to such Seller's actual knowledge, any of those Tenants (as the case may be) is in default thereunder; (v) a true, correct and complete copy of the Leases are attached; (vi) the Leases expire on the dates specified and are not subject to any renewal or extension options, except as specified, and (viii) there are no options to purchase or rights of first refusal except as specified. Buyer shall be obligated to accept such Seller's certification in lieu of any missing estoppel certificates up to such ten percent (10%) level. The Seller's Estoppels shall survive the Closing for a period of six (6) months. Notwithstanding the foregoing, in the event that the conditions contained in this Section 8.4 are otherwise satisfied but the Sellers have not delivered to the Buyer Tenant Estoppels from any Tenant listed on Schedule 8.4, then the Buyer shall have the right not to purchase the Property set forth opposite such Tenant's name on Schedule 8.4 and as to which no such Tenant Estoppel has been delivered to the Buyer. In the event the Buyer makes such election, the Purchase Price shall be reduced by an amount equal to the Allocated Purchase Price set forth on Exhibit A for the Property or Properties as to which such election has been made, and in which event the parties shall thereafter have no further rights or obligations hereunder with respect to such Property or Properties except for obligations which expressly survive the termination of this Agreement.

                  Section 8.5  Prorations.

                  (a) Rents, including, without limitation, escalation charges for Real Estate Taxes, operating expenses, maintenance escalation rents or charges, cost-of-living increases or other charges of a similar nature ("Additional Rents"), and any additional charges and expenses payable under Leases, all as and when actually collected (whether such collection occurs prior to, on or after the Closing
         Date); Real Estate Taxes and personal property taxes, including refunds with respect thereto, if any; the current installment (only) of any improvement bond or assessment that is a lien on any Property or that is pending and may become a lien on any Property; water, sewer and utility charges; amounts payable under any existing Contract; annual permits and/or inspection fees (calculated on the basis of the period covered); and any other income or expenses relating to the operation and maintenance of each Property (other than any Leasing Costs and free rent which shall be prorated as provided in Section 7.2), shall all be prorated as of 12:01 a.m. Pacific Standard Time on the Closing Date, on the basis of a 365-day year, with Buyer deemed the owner of the Properties on the entire Closing Date. Any delinquent rents or other charges collected after the Closing shall be applied as follows: (i) first, to the calendar month in which the Closing occurs (the "Closing Month"), (ii) second, to the to the current month in which such rents or other charges are collected, (iii) third, to any delinquent rents or other charges accruing prior to the Closing Month, and (iv) fourth, to any other delinquent rents or other charges accruing after the Closing Month; provided that in no event will Buyer be entitled to receive any payments on or under the promissory notes or other agreements referred to in Section 8.8. Buyer shall use its commercially reasonable efforts to collect any delinquent rents that accrued prior to the Closing Date and shall provide the Sellers with a monthly report describing in reasonable detail any delinquent rents or charges accruing during or prior to the Closing Month and the status of collection efforts relating thereto, provided that in no event shall Buyer be required to sue any Tenant, terminate any Lease or threaten to do same (but Sellers shall have the right to commence and pursue litigation against any Tenant to collect delinquent rents and/or expense reimbursements without the right to evict the Tenant or terminate the Lease. Each Seller agrees to forward any rents received by it after the Closing Date to Buyer for application in accordance with the provisions hereof. The amount of any security deposits that are required to be returned to Tenants under any Lease, and actually being held by Sellers, shall be credited against the Purchase Price (and Sellers shall be entitled to retain such security deposits). Notwithstanding the foregoing terms of this Section 8.5(a), no Seller shall have any obligation to pay (and Buyer shall not receive a credit at Closing for) any Real Estate Taxes, personal property taxes or any other expense relating to the operation and maintenance of any Property, to the extent that Buyer is entitled after Closing to reimbursement of such amounts from Tenants under the Leases, regardless of whether Buyer actually collects such reimbursements from such Tenants, it being understood and agreed by Buyer and Sellers that the burden of collecting such reimbursements shall be solely on Buyer. With respect to all expense reimbursements and recoveries from Tenants, to the extent that any Seller has collected from the Tenants amounts in excess of that owed by the Tenants under the terms of their Leases with respect to the period prior to the Closing Date, Buyer shall receive a credit at Closing in the amount of such over-collection. In the event any Property has been assessed for property taxes purposes at such rates as would result in reassessment (i.e., "escape assessment" or "roll-back taxes") based upon the change in land usage or ownership of such Property resulting from or after the consummation of the transactions described in this Agreement, as between Buyer and Sellers, Buyer hereby agrees to pay all such taxes and to indemnify and save Sellers harmless from and against all claims and liability for such taxes. Such indemnity shall survive the Closing.

                  (b) Sellers and Buyer hereby agree that if any of the aforesaid prorations cannot be calculated accurately on the Closing Date (including, without limitation, if any supplemental assessments are issued after the Closing as a result of events occurring prior to the Closing), then the same shall be calculated as soon as reasonably practicable after the Closing Date, and that if any Tenant is required to pay Additional Rents and such Additional Rents are not finally adjusted between the landlord and tenant under the applicable Lease until after the end of the 1998 calendar year, then such prorations shall be calculated as soon as reasonably practicable after such Additional Rents have been finally adjusted. Either party owing the other party a sum of money based on proration(s) calculated after the Closing Date shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent (2%) per annum over the Prime Rate from the Closing Date to the date of payment, if payment is not made within ten (10) days after delivery of a bill therefor. If the real estate and/or personal property tax rate and assessments have not been set for the calendar year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding calendar year, and such proration shall be adjusted between the applicable Seller and Buyer as soon as reasonably practicable after such tax rate or assessment has been set. The Agreements contained in this subparagraph (b) shall survive the Closing.

                  (c) Buyer shall calculate the prorations contemplated by
         Section 8.5(b). Sellers and their representatives and auditors shall be afforded the opportunity to review all underlying financial records and work papers pertaining to the preparation of Buyer's proration statements, and Buyer shall permit Sellers and their representatives and auditors during regular business hours and upon reasonable prior written notice to have reasonable access to the books and records in the possession of Buyer or any party to whom Buyer has given custody of the same relating to the Properties to permit Sellers to review Buyer's proration statements. Buyer's proration statements shall be final and binding for purposes of this Agreement unless a Seller shall, exercising commercially reasonable business judgment, give written notice to Buyer of disagreement with the prorations contained therein within sixty (60) days following its receipt of Buyer's proration statements, specifying in reasonable detail the nature and extent of such disagreement; provided that if all such disagreements with all Sellers total less than $25,000 in the aggregate, no further adjustments will be made. If Buyer and the applicable Seller are unable to resolve any disagreement with respect to Buyer's proration statements within ten (10) Business Days following receipt by Buyer of the notice referred to above and the total amount remaining in dispute is greater than $25,000, either party may pursue any remedy available for the resolution of such dispute.

                  (d) Sellers shall pay one-half of recording and escrow fees. Buyer shall pay the costs of the PTRs, Title Policies and all endorsements thereto and all PTRs, the costs of any new Surveys and Survey updates, one-half of recording and escrow fees and all costs of any appraisal, engineering and environmental reports obtained by Buyer not delivered by Sellers.

         Sellers and Buyer shall allocate and pay for transfer, excise and deed taxes in accordance with County custom. Sellers and Buyer shall each be responsible for paying their respective attorneys' fees and costs. Buyer and Sellers agree that, given the de minimis amount of Personal Property included within the Properties, no portion of the Purchase Price is allocable or attributable to such Personal Property.

                  (e) Each of the Sellers and the Buyer agrees that for purposes of any appeals relating to Real Estate Taxes after the Closing Date, it shall not value the Properties in a manner (or otherwise take a position) inconsistent with the relative Allocated Purchase Price set forth in Exhibit A attached hereto.

                  (f) Notwithstanding anything to the contrary herein, to the extent set forth in Section 8.7, Sellers reserve the right to protest any Real Estate Taxes relating to the period prior to the Closing Date and to receive and retain any refunds on account of such Real Estate Taxes.

                  (g) The obligations of Sellers and Buyer under this Section
         8.5 shall survive the Closing until the first anniversary of the Closing Date.

                  Section 8.6 Discharge of Sellers' Bonds. With respect to any performance bonds or other bonds relating to work in progress at a Property, deferred improvement agreements or street improvement agreements as set forth on Schedule 8.6 (collectively, "Sellers' Bonds") that were paid for or otherwise procured by Sellers or its Affiliates and remains in effect after the Closing Date, Buyer shall on or prior to the Closing Date replace such Sellers' Bonds with equivalent bonds procured by Buyer and cause Sellers to be fully discharged and released from any and all liability or obligation under the Sellers' Bonds.

                  Section 8.7 Tax Certiorari Proceedings. Sellers are hereby authorized, but not obligated, to (a) commence (prior to the Closing Date) or continue (after the Closing Date) any proceeding for the reduction of the assessed valuation of any Property for any tax year which, in accordance with the laws and regulations applicable to such Property, requires that, to preserve the right to bring a tax certiorari proceeding with respect to such tax year, such proceeding be commenced prior to the Closing Date and (b) endeavor to settle any such proceeding in Sellers' discretion; provided, however, that if such proceeding is (i) for a tax year in which the Closing Date occurs or would affect such tax year or any subsequent tax year, such settlement shall not be made without Sellers' prior consent, which consent shall not be unreasonably withheld or delayed, and (ii) for a tax year which commences after the Closing Date, the right to continue and settle such proceeding, including, without limitation, any contracts or agreements with tax certiorari counsel with respect to any such tax year, shall be deemed assigned to and assumed by Buyer at the Closing. After the Closing, with respect to any Property, (i) Sellers shall retain all rights (subject to any rights of Tenants under their Leases) with respect to any tax year ending prior to the tax year (and all refunds relating thereto) in which the Closing Date occurs, and shall have the sole right to participate in and settle any proceeding relating thereto (provided, that such settlement does not affect the assessed tax value for any subsequent tax year), and (ii) Buyer shall have all rights (subject to any rights of Tenants under their Leases) with respect to any tax year (and all refunds relating thereto) which ends after the Closing Date; provided, however, that if the proceeding is for a tax year in which the Closing Date occurs, such settlement shall not be made without Buyer's prior consent, which consent shall not be unreasonably withheld or delayed. With respect to any such proceeding for a tax year in which the Closing Date occurs (whether commenced by Sellers or Buyer), any refund or credit of taxes for such tax year shall be applied first to the unreimbursed out-of-pocket expenses, including reasonable counsel fees, necessarily incurred in obtaining such refund or credit, and second, to any Tenant entitled to same, and the balance shall be apportioned between Sellers and Buyer as of the Closing Date in accordance with the proportion of the applicable tax year occurring before and after the Closing Date. In each case, the party which prosecuted the proceeding shall deliver to the other copies of receipted tax bills and any decision or settlement agreement evidencing the reduction in taxes. If any refund shall be received by Sellers which is for the account of Buyer as provided in this Section 8.7, then Sellers shall hold Buyer's share thereof in trust for Buyer and, promptly upon receipt thereof, pay such share to Buyer or any other party entitled to same as provided above. If any refund shall be received by Buyer which is for the account of Sellers as provided in this Section 8.7, then Buyer shall hold Sellers' share thereof in trust for Sellers and, promptly upon receipt thereof, pay such share to Sellers or any other party entitled to same as provided above. Each party shall execute any and all consents or other documents as may be reasonably necessary to be executed by such party so as to permit the other party to commence or continue any tax certiorari proceeding which such other party is authorized to commence or continue pursuant to the terms of this
Section 8.7, or to collect any refund or credit with respect to any such tax proceeding. Schedule 8.7 sets forth a list of all pending tax certiorari proceedings to which a Seller is a party. The provisions of this Section 8.7 shall survive the Closing.

                  Section 8.8 Tenant Obligations. Notwithstanding anything herein that may be construed to the contrary (including, without limitation, Section 8.5), promissory notes or other agreements (other than the Leases) delivered to Sellers that evidence, deal with or otherwise relate solely to a Tenant's rental or other obligations under its Lease that, as of the Closing Date, are or were past due, shall not be conveyed to Buyer and shall be retained by Sellers. Sellers agree that in enforcing their rights against Tenants under any such promissory notes or other agreements, Sellers will not seek to exercise any remedies that may be available to them under the affected Leases.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person,
(b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by legible facsimile (followed by hard copy delivered in accordance with preceding subsections (a)-(c)), and such notices shall be addressed as follows:

                  To Buyer:         American Industrial Properties REIT
                                    6210 North Boltline Road, Suite 170
                                    Irving, Texas 75063-2626
                                    Attention: Mr. Lewis D. Friedland and
                                                   Mr. Robert G. Baker
                                    Phone Number:  (972) 756-6000
                                    Facsimile Number: (972) 756-0704

                  with copies to:   Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                                    2001 Ross Avenue, Suite 3000
                                    Dallas, Texas  75201
                                    Attention:  Brad B. Hawley, Esq.
                                    Phone Number:  (214) 849-5500
                                    Facsimile Number:  (214) 849-5599



                  To Sellers:       Legacy Partners Commercial, Inc.
                                    101 Lincoln Centre Drive, Fourth Floor
                                    Foster City, California 94404
                                    Attention:  Mr. Barry DiRaimondo, Mr. Robert F. Phipps and Ms.
                                                    Darleen Fraser
                                    Phone Number:  (650) 571-2200
                                    Facsimile Number: (650) 573-8624; and

                                    Whitehall Street Real Estate Limited Partnership
                                    85 Broad Street
                                    New York, New York  10004
                                    Attention:  Edward M. Siskind
                                    Facsimile Number: (212) 357-5505

                                    Whitehall Street Real Estate Limited Partnership
                                    100 Crescent Court, Suite 1000
                                    Dallas, Texas 75201
                                    Attention:  Paul Milosevich
                                    Facsimile Number: (214) 855-6305


                  with a copy to:   Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York 10004
                                    Attention: Gary Israel, Esq.
                                    Facsimile Number: (212) 558-3588; and to

                                    Real Estate Law Group, LLP
                                    2330 Marinship Way, Suite 211
                                    Sausalito, California  94965
                                    Attention:  Bonnie Frank, Esquire
                                    Phone Number:  (415) 331-2555
                                    Facsimile Number:  (415) 331-7272

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery).

                  Section 9.2 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the Confidentiality Agreement, contains all representations, warranties and covenants made by Buyer and Sellers and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any correspondence, memoranda or agreements between the parties (including the Letter of Intent, dated October 2, 1998 between Buyer and Sellers), or any oral or written statements made by Seller, its Affiliates, employees or agents, are not binding on or enforceable against any party, and are superseded and replaced in total by this Agreement together with the Exhibits and Schedules hereto; provided that, this Section 9.2 shall not apply to the Confidentiality Agreement, the provisions of which shall survive and not merge with and into this Agreement.

                  Section 9.3 Time. Time is of the essence in the performance of each of the parties' respective obligations contained herein.

                  Section 9.4 Attorneys' Fees. If any party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party(s) or the party(s) not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs (including costs of any trial or appeal therefrom) and reasonable attorneys' fees and disbursements. This Section 9.4 shall survive the Closing, or if this Agreement is terminated, the termination of this Agreement.

                  Section 9.5 No Merger. The obligations contained herein, the performance of which is contemplated after the Closing, shall not merge with the transfer of title to the Properties but shall remain in effect until fulfilled.

                  Section 9.6 Successors and Assigns. This agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that the Buyer may not assign its rights or obligations hereunder without the prior written consent of each of the Sellers; provided further, that, Buyer may assign its rights and obligations to a wholly owned subsidiary of Buyer without Seller's prior written consent. Notwithstanding the previous sentence, Buyer shall remain liable to the applicable Seller for any and all of its rights and obligations hereunder in the event that Buyer's assignee fails to perform any such rights or obligations. This Agreement shall be binding upon, and inure to the befit of, the parties hereto and their respective successors and assigns.


                  Section 9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  Section 9.8  Governing Law; Jurisdiction and Venue.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES RECOGNIZE THAT, WITH RESPECT TO SOME OF THE PROPERTIES, IT MAY BE NECESSARY FOR THE PARTIES TO COMPLY WITH CERTAIN ASPECTS OF THE LAWS OF OTHER STATES IN ORDER TO CONSUMMATE THE PURCHASE AND SALE OF SUCH PROPERTIES PURSUANT HERETO. THE PARTIES AGREE TO COMPLY WITH SUCH OTHER LAWS TO THE EXTENT NECESSARY TO CONSUMMATE THE PURCHASE AND SALE OF SUCH PROPERTIES. IT IS THE PARTIES' INTENT THAT THE PROVISIONS OF THIS AGREEMENT BE APPLIED TO EACH PROPERTY IN A MANNER THAT RESULTS IN THE GREATEST CONSISTENCY POSSIBLE.

                  (b) For the purposes of any suit, action or proceeding involving this Agreement, Buyer hereby expressly submits to the jurisdiction of all federal and state courts sitting in the State of California and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and Buyer agrees that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by any party. In furtherance of such agreement, Buyer agrees upon the request of any Seller to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

                  (c) Buyer hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of California and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 9.9 Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTIES, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

                  Section 9.10  Confidentiality and Return of Documents.

                  (a) As a condition to Sellers' agreement to furnish and/or disclose Evaluation Material (as defined below) to Buyer, and its Affiliates and representatives for review and inspection, Buyer (on behalf of itself and its respective Affiliates and representatives) hereby agrees to be bound by the terms set forth in this Section 9.10(a).

                           (i) "Evaluation Material" shall include all
                  documents, and other written or oral information, furnished to Buyer, or its officers, directors, employees, agents, advisors, Affiliates or representatives (collectively "Representatives") by Sellers or their Affiliates relating to the Properties, as well as written memoranda, notes, analyses, reports, compilations, or studies prepared by Buyer or its Representatives (in whatever form of medium) that contain, or are derived from, such information provided by Sellers. Notwithstanding the foregoing, information provided by Sellers shall not constitute "Evaluation Material" if such information (i) is or becomes generally available to the public other than as a result of a disclosure by or through Buyer or its Representatives in contravention of this Section 9.10(a) or (ii) is or becomes available to Buyer from a source (other than Sellers) not bound by any legal or contractual obligation prohibiting the disclosure of Evaluation Material by such source to Buyer.

                           (ii) Buyer agrees that it and its Representatives
                  will use the Evaluation Material exclusively for the purpose of evaluating the merits of a possible purchase of the Properties as contemplated by this Agreement and not for any other purpose whatsoever. Buyer (on behalf of itself and its Representatives) further agrees that it will not disclose any Evaluation Material or use it to the detriment of Sellers or their Affiliates; provided, however, that Buyer may without liability disclose Evaluation Material (x) to any Representative of Buyer who needs to know such Evaluation Material for the purpose of evaluating the transactions described in this Agreement involving Sellers and the Properties and Buyer (it being understood and agreed that Buyer shall be fully responsible for any disclosures by any such Person) and (y) pursuant to administrative order or as otherwise required by law.

                           (iii) In the event that Buyer desires to disclose
                  Evaluation Material under the circumstances contemplated by clause (y) of the preceding paragraph, Buyer will (x) provide Sellers with prompt notice thereof, (y) consult with Sellers on the advisability of taking steps to resist or narrow such disclosure, and (z) cooperate with Sellers in any attempt that Sellers may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Evaluation Material.

                           (iv) Buyer agrees that, in the event this Agreement
                  is terminated prior to the consummation of the purchase and sale contemplated hereunder, all written Evaluation Material and all copies thereof will be returned to Sellers promptly upon Sellers' request. All analyses, compilations, studies or other documents prepared by or for Buyer and reflecting Evaluation Material or otherwise based thereon will be (at Buyer's option) either (x) destroyed or (y) retained by Buyer in accordance with the confidentiality restrictions set forth in this Section 9.10(a).

                           (v) Buyer acknowledges that significant portions of
                  the Evaluation Material are proprietary in nature and that Sellers and their Affiliates would suffer significant and irreparable harm in the event of the misuse or disclosure of the Evaluation Material. Without affecting any other rights or remedies that either party may have, Buyer acknowledges and agrees that Sellers shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach, threatened breach or anticipatory breach of the provisions of this agreement by Buyer or its Representatives.

                           (vi) Buyer agrees to indemnify and hold harmless
                  Sellers from and against all loss, liability, claim, damage and expense arising out of any breach of this Section 9.10(a) by Buyer or any of its Representatives.

                           (vii) This Section 9.10(a) shall survive, if the
                  Closing does not occur, any termination of this Agreement, but shall terminate upon the Closing.

                  (b) Each Seller and Buyer hereby covenant that (i) prior to the Closing it shall not issue any press release or public statement (a "Release") with respect to the transactions contemplated by this Agreement without the prior consent of all parties to this Agreement, except to the extent required by law or the regulations of the Securities and Exchange Commission, and (ii) after the Closing, any Release issued by any Seller or Buyer (other than any Release required by law or the regulations of the Securities and Exchange Commission) shall be subject to the approval of all such parties (which approval shall not be unreasonably withheld), . If any Seller or Buyer is required by law to issue a Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to the other parties for their review.

                  Section 9.11 Interpretation of Agreement. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "person" shall include any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

                  Section 9.12 Amendments. This Agreement may be amended or modified only by a written instrument signed by each of Buyer and Sellers.

                  Section 9.13 No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.

                  Section 9.14 No Third Party Beneficiary. The provisions of this Agreement are not intended to benefit any third parties.

                  Section 9.15 Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

                  Section 9.16 Drafts not an Offer to Enter into a Legally Binding Contract. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Properties. The parties shall be legally bound with respect to the purchase and sale of the Properties pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and each of Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.

                  Section 9.17 Further Assurances. Each party shall, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Agreement including, without limitation, using commercially reasonable efforts to cause the satisfaction of the conditions to the consummation of the transactions contemplated by this Agreement. In addition, each Seller shall use its reasonable efforts to assist Buyer in obtaining subordination and non-disturbance agreements from its respective Tenants to the extent that the delivery of such agreements is a condition to the obligation of the Buyer's lenders to finance a portion of the Purchase Price. From and after the execution of this Agreement the Sellers shall, upon reasonable notice, provide the Buyer and its representatives and independent accounting firm access to such financial and other information relating solely to the Properties retained by the Sellers as the Buyer shall reasonably request in connection with the preparation by Buyer and its accountants of financial statements required by law or regulation of the Securities and Exchange Commission to be presented by the Buyer in its filings under the Federal securities laws.

                  Section 9.18 Certain Indemnifications by Buyer. Except as expressly stated herein, Buyer hereby covenants and agrees to indemnify and hold the Sellers and the Seller Parties (including, without limitation, Legacy Partners Commercial, Inc. and its affiliates, related entities, personnel and successors and assigns) harmless from and against any and all losses, liabilities, damages, costs, charges, fees or expenses (including without limitation, attorneys fees and expenses, court costs, collection fees and expenses and reasonable investigation costs and expenses) (collectively, "Losses") arising out of or in connection with (i) the letter from Legacy Partners Commercial, Inc. to Ernst & Young contemplated by Section 3.1(e) hereof or (ii) any document or financial statement (including, without limitation, any financial statement or other information relating to the Properties) prepared by the Buyer or any of its affiliates, accountants, representatives, successors or assigns or filed by any such person with the Securities and Exchange Commission or any Claim relating thereto (provided, that the indemnity covered hereby shall not extend to Losses directly resulting from Claims made by investors in, or partners of, any of the Sellers or any affiliate of any of the Sellers alleging that such Seller or such affiliate breached its fiduciary duty to such partners or investors). In connection with the foregoing indemnification, the Buyer shall, upon the written request of the applicable indemnified party, assume the defense of any such Claim and shall pay all fees and expenses of counsel retained in connection with such defense, subject, however, to the right of the applicable indemnified party to again assume control of the defense of such Claim and to be indemnified pursuant to this Section 9.18 in respect of all Losses incurred in connection with such defense. In event the Buyer assumes the defense of any such Claim pursuant to the preceding sentence, the Buyer shall obtain the prior written consent of the applicable indemnified party before entering into a settlement of such Claim or ceasing to defend such Claim. This Section 9.18 shall survive the Closing or, in the event this Agreement is terminated, the termination of this Agreement.

                  The parties hereto have executed this Agreement as of the date first written above.


                                       BUYER:  AMERICAN INDUSTRIAL PROPERTIES REIT

                                               By:



                                          By: /s/ L. D. FRIEDLAND
                                             ---------------------------------------
                                             Name: Lewis D. Friedland
                                             Title: Senior Vice President


                                       SELLERS: LINCOLN-WHITEHALL REALTY, L.L.C.

                                                By: Whitehall Street Real Estate Limited
                                                    Partnership V, Member

                                                By: WH Advisors, L.P. V,
                                                    General Partner

                                                By: WH Advisors, Inc., V,
                                                    General Partner


                                                By: /s/ [ILLEGIBLE]
                                                   ---------------------------------
                                                   Name:
                                                   Title:

                                       LINCOLN-WHITEHALL PACIFIC, L.L.C.

                                       By: Lincoln-Whitehall Realty, L.L.C., Member

                                       By: Whitehall Street Real Estate Limited
                                           Partnership V, Member

                                       By: WH Advisors, L.P. V,
                                           General Partner

                                       By: WH Advisors, Inc., V,
                                           General Partner


                                           By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                              Name:
                                              Title:


                                       WHLNF REAL ESTATE LIMITED PARTNERSHIP

                                       By: WHLNF Gen-Par, Inc.,
                                           General Partner


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------------
                                              Name:
                                              Title:


                                       WHSUM REAL ESTATE LIMITED PARTNERSHIP

                                       By: WHSUM Gen-Par, Inc.,
                                           General Partner


                                           By: /s/ [ILLEGIBLE]
                                              --------------------------------------
                                              Name:
                                              Title:

                                   EXHIBIT A

                          ALLOCATION OF PURCHASE PRICE


                PROPERTY                                               ALLOCATED PORTION
                --------                                               OF PURCHASE PRICE
                                                                       -----------------
110-140 Baytech Drive, San Jose, California                              $  36,000,000

2051 & 2055 Junction Avenue, San Jose, California                           11,000,000

3100 Alfred Street, Santa Clara, California                                  5,200,000

846-850 Stewart Drive, Sunnyvale, California                                 6,000,000

141 Jefferson, Menlo Park, California                                       11,500,000

7015 & 7151 Gateway Boulevard, Newark, California                           21,000,000

485 Clyde Avenue, Mountain View, California                                  8,500,000

165-225 Lennon, Walnut Creek, California                                    20,000,000

107 Woodmere Road, Folsom, California                                        5,000,000

310 Interlocken Parkway, Bloomfield, Colorado                               16,800,000

                           PORTFOLIO TOTAL

                                   EXHIBIT B

                            RESPONSIBLE INDIVIDUALS



                                                                                        Responsible
                  Property                                             Owner             Individual
                  --------                                             -----             ----------

110-140 Baytech Drive, San Jose, California                            WHLNF            Hedrick
2045-2055 Junction Avenue, San Jose, California                        WHSUM            Hedrick
3100 Alfred Street, Santa Clara, California                            LW               Hedrick
846-850 Stewart Drive, Sunnyvale, California                           LWPAC            Hedrick
141 Jefferson, Menlo Park, California                                  WHSUM            Donaldson
7015 and 7151 Gateway Boulevard, Newark, California                    WHLNF            Donaldson
485 Clyde Avenue, Mountain View, California                            LWPAC            Hedrick
165-225 Lennon, Walnut Creek, California                               LWPAC            Sherman
107 Woodmere, Folsom, California                                       LWPAC            Coulouras
310 Interlocken Parkway, Bloomfield, Colorado                          WHLNF            Baytos



Key:

LWPAC - Lincoln-Whitehall Pacific, L.L.C.
WHLNF - WHLNF Real Estate L.P.
L-W - Lincoln Whitehall Realty LLC
WHSUM - WHSUM Real Estate, L.P.

                                   EXHIBIT C

                                   GRANT DEED


Recording Requested by and
When Recorded Mail to,
and Mail Tax Statements to:

----------------------------
----------------------------
----------------------------
Attention:
          ------------------

-------------------------------------------------------------------------------
                    Space Above This Line for Recorder's use

                                   GRANT DEED

                  The undersigned Grantor declared that Documentary Transfer Tax is not part of the public records.

                  For valuable consideration, receipt of which is acknowledged, ______________, a _______________ ("Grantor"), hereby grants to
__________________, a ________________ ("Grantee"), that certain real property located in the City of _____________________, County of _________________,
State of California, as legally described in Exhibit A attached hereto and made a part hereof (the "Property") together with all of Grantor's right, title and interest in and to all improvements and structures located thereon, and all easements, appurtenances, rights and privileges of Grantor appertaining to the Property.

                  The Property is conveyed subject to:

                  (a) The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation Code of the State of California;

                  (b) The liens for real property taxes for the fiscal year 19__ - 19__ not yet due and payable;

                  (c) All liens, encumbrances, easements, leases, covenants, conditions and restrictions of record;

                  (d) All matters which would be disclosed by an inspection of the Property; and

                  (e) Zoning ordinances and regulations and any other laws, ordinances, regulations or orders of any governmental agency having or claiming jurisdiction over the use, occupancy or enjoyment of the Property.

                  IN WITNESS WHEREOF, Grantor has caused its duly authorized representative to execute this instrument as of the date hereinafter written.

DATED: _____________, 1998

GRANTOR:


-----------------------------------

a ---------------------------------


By:
   --------------------------------
Its:
    -------------------------------

                                   EXHIBIT D

                            NO WARRANTY BILL OF SALE

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ________________________, a __________________ ("Seller"), does hereby sell, transfer and convey to
__________________, a __________________ ("Buyer"), without recourse and without any express or implied representation or warranty whatsoever, any and all personal property owned by Seller and used in connection with the operation of that certain real property located at ____________________ in ________________________, ________________, and more particularly described on
Exhibit A attached hereto (the "Property"), which includes, without limitation, the personal property more particularly described in the attached Schedule 1.

                  This Bill of Sale is delivered pursuant to that certain Agreement of Purchase and Sale, dated as of __________, 1998 (the "Purchase Agreement"), and Buyer and Seller expressly acknowledge and affirm the provisions thereof. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

                  Buyer hereby acknowledges, covenants, represents, and warrants that Seller has made absolutely no warranties or representations of any kind or nature regarding title to the Personal Property or the condition of the Personal Property.

                  Dated this ____ day of ______________, 1998.

                                       Seller:
                                              ----------------------------------


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       Buyer:
                                             -----------------------------------


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                           EXHIBIT A TO BILL OF SALE

                          DESCRIPTION OF REAL PROPERTY

                           SCHEDULE 1 TO BILL OF SALE

                        DESCRIPTION OF PERSONAL PROPERTY

                                   EXHIBIT E

                              ASSIGNMENT OF LEASES


                  This Assignment dated as of _____________, 1998 (the "Assignment"), is entered into by and between _______________________, a ________________________ ("Assignor"), and _________________________ a
__________________ ("Assignee").

                              W I T N E S S E T H

                  WHEREAS, Assignor is the lessor under certain leases executed with respect to that certain real property commonly known as _________________ (the "Property") as more fully described in Exhibit A attached hereto, which leases are described in Schedule 1 attached hereto (the "Leases"); and

                  WHEREAS, Assignor, as Seller, and Assignee, as Buyer, and certain affiliates of the foregoing, have entered into an Agreement of Purchase and Sale, dated ____________, 1998 (the "Purchase Agreement"), conveying the Property; and

                  WHEREAS, Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof;

                  Now, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

                  1. Effective as of the date hereof, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

                  2. Effective as of the date hereof, Assignee hereby assumes and agrees to perform all of the lessor's obligations under, relating to or arising out of the Leases; originating on or subsequent to the date hereof.

                  3. Effective as of the date hereof, Assignee hereby agrees to indemnify, defend (with counsel reasonably acceptable to Assignor), and hold Assignor and each other Seller Party (as defined in the Purchase Agreement) harmless from any and all Claims (as defined in the Purchase Agreement), originating on or subsequent to the date hereof, under, relating to or arising out of the Leases.

                  4. Any rental and other payments under the Leases shall be prorated between the parties as provided in the Purchase Agreement.

                  5. In the event of any dispute between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

                  6. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

                  7. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

                  8. This Assignment is made without recourse and without any express or implied representation or warranty of any kind. Assignee on behalf of itself and its agents, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Assignor or Assignor's property management company, Legacy Partners Commercial, Inc. (formerly known as Lincoln Property Company Management Services, Inc.), have any personal liability under this Assignment, or to any of Assignee's creditors, or to any other party in connection with the Property. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

                  9. This Assignment is delivered pursuant to the Purchase Agreement and Assignee expressly acknowledges and affirms the provisions thereof.

                  IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                               ASSIGNOR:


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                               ASSIGNEE:


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                       EXHIBIT A TO ASSIGNMENT OF LEASES

                              PROPERTY DESCRIPTION

                       SCHEDULE 1 TO ASSIGNMENT OF LEASES



                                                                                            AMENDMENT
          TENANT                     PREMISES                   LEASE DATE                    DATE(S)

                                   EXHIBIT F

                            ASSIGNMENT OF CONTRACTS,
                           WARRANTIES AND GUARANTEES
                         AND OTHER INTANGIBLE PROPERTY


                  THIS ASSIGNMENT is made and entered into as of this ___ day of __________, 1998, by _____________________________________________, a
________________________ ("Assignor"), to ____________________________, a
________________________ ("Assignee").

                  FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the date hereof, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:

                  (A) to the extent assignable, all warranties and guaranties made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of that certain real property described on Exhibit A attached hereto including, without limitation, those warranties and guaranties listed in Schedule 1 attached hereto (collectively, "Warranties");

                  (B) to the extent assignable, all of the Contracts listed in
Schedule 2 attached hereto (the "Contracts"); and

                  (C) to the extent assignable, any Intangible Property (as defined in that certain Agreement of Purchase and Sale, dated as of________,1998, by and between Assignor and Assignee (the "Purchase Agreement").

                  ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

                  1. Effective as of the date hereof, Assignee hereby assumes and unconditionally agrees to observe and perform all of the Assignor's obligations under, relating to or arising out of the Contracts, originating on or subsequent to the date hereof. Assignee hereby agrees to indemnify Assignor and each other Seller Party (as defined in the Purchase Agreement) against and hold Assignor and each other Seller Party harmless from any and all Claims (as defined in the Purchase Agreement), originating on or subsequent to the date hereof, under, relating to or arising out of the Contracts.

                  2. In the event of any dispute between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

                  3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

                  4. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability or enforceability of the Warranties, the Contracts or the Intangible Property (collectively, the "Interests"), and Assignor shall have no liability to Assignee in the event that any or all of the Interests (a) are not transferable to Assignee or (b) are canceled or terminated by reason of this assignment or any acts of Assignee. Furthermore, Assignee on behalf of itself and its agents, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Assignor or Assignor's property management company, Legacy Partners Commercial, Inc. (formerly known as Lincoln Property Company Management Services, Inc.), have any personal liability under this Assignment, or to any of Assignee's creditors, or to any other party in connection with the Property.

                  5. This Assignment shall be governed by and construed and in accordance with the laws of the State of California.

                  6. This Assignment is made without recourse and without any express or implied representation or warranty of any kind or nature, except as expressly set forth in the Purchase Agreement.

                  7. This Assignment is delivered pursuant to the Purchase Agreement and Assignee expressly acknowledges and affirms the provisions thereof. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

                  IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                              ASSIGNOR:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                              ASSIGNEE:

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                     EXHIBIT A TO ASSIGNMENT OF CONTRACTS,
            WARRANTIES AND GUARANTIES AND OTHER INTANGIBLE PROPERTY

                     SCHEDULE 1 TO ASSIGNMENT OF CONTRACTS,
            WARRANTIES AND GUARANTIES AND OTHER INTANGIBLE PROPERTY


                               LIST OF WARRANTIES

                     SCHEDULE 2 TO ASSIGNMENT OF CONTRACTS,
            WARRANTIES AND GUARANTIES AND OTHER INTANGIBLE PROPERTY


                               LIST OF CONTRACTS

                                   EXHIBIT H

                    BUYER'S AS-IS CERTIFICATE AND AGREEMENT


                  THIS CERTIFICATE AND AGREEMENT ("Certificate"), is made as of the ____ day of __________, 1998, by American Industrial Properties, REIT ("Buyer") to and for the benefit of Lincoln-Whitehall Realty, L.L.C., Lincoln-Whitehall Pacific, L.L.C., WHLNF Real Estate Limited Partnership, WHSUM Real Estate Limited Partnership and WHLW Real Estate Limited Partnership (collectively, "Sellers").

                                    RECITALS

                  Sellers, as sellers, and Buyer, as buyer, are parties to an Agreement of Purchase and Sale, dated as of November , 1998 (the "Purchase Agreement"), which provides for the sale of certain real properties (collectively, the "Properties") legally described on Schedule 2.1(a) attached to the Purchase Agreement and incorporated herein by this reference. Any capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Purchase Agreement; and

                  The Purchase Agreement requires, inter alia, that, as a condition precedent to Sellers' obligations under the Purchase Agreement, Buyer shall execute and deliver this Certificate to Sellers at Closing.

                  NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby certifies and agrees as follows:

                  1. Buyer hereby acknowledges that it has examined and investigated to its full satisfaction all facts, circumstances and matters relating to the Properties, or otherwise relevant to its purchase of the foregoing, including without limitation:

                           (i) all matters relating to governmental and other legal requirements with respect to the Properties, such as taxes, assessments, zoning, use permit requirements and building codes;

                           (ii) all zoning, land use, building, environmental and other statutes, rules, or regulations applicable to each Real Property;

                           (iii) to the extent in the possession of the applicable Seller or such Seller's property manager, a copy of a survey of each Real Property (each, a "Survey");

                           (iv) to the extent in the possession of the applicable Seller or such Seller's property manager, reports, studies, assessments, investigations and other materials related to the presence of Hazardous Materials at, on or under each Real Property and the compliance of such Real Property with all environmental laws, including environmental assessment reports;

                           (v) the Leases with respect to such Real Property and all matters in connection therewith, including, without limitation, the ability of the Tenants thereto to pay the rent;

                           (vi) the Contracts and any other documents or agreements of significance affecting the Properties;

                           (vii) all matters relating to the income and operating or capital expenses of the Properties and all other financial matters; and

                           (viii) all matters relating to title to such Property;

                           (ix) the physical condition of each Real Property, including, without limitation, the interior, the exterior, the square footage of the improvements or the leasehold improvements and of each tenant space therein, the structure, the roof, the paving, the utilities, and all other physical and functional aspects of such Real Property, including the presence or absence of Hazardous Materials;

                           (x) any easements and/or access rights affecting such Real Property;

                           (xi) all matters that would be revealed by an ALTA as-built survey, a physical inspection or an environmental site assessment of such Real Property;

                           (xii) all matters reflected on each of the Natural Hazard Disclosure Statements; and

                           (xiii) all other matters of significance affecting, or otherwise deemed relevant by Buyer with respect to, such Property.

                  2. Buyer acknowledges and agrees that (i) it has been given the full opportunity to inspect and investigate all aspects of each Property, either independently or through agents, representatives or experts of Buyer's choosing, as Buyer considers necessary or appropriate, including without limitation those set forth in the Purchase Agreement, (ii) it has completed its independent investigation of the Properties and the Due Diligence Materials, and (iii) it is acquiring the Properties based exclusively on such independent investigation and the representations of the Sellers contained in the Purchase Agreement. The funding of the Second Deposit by Buyer and the execution of this certificate conclusively constitute Buyer's approval of each and every aspect of such Properties. Buyer (i) is a sophisticated investor, (ii) is represented by competent counsel, (iii) understands the assumptions of risk and liability set forth in this Certificate and that, prior to Closing, Buyer and its agents have inspected the Properties, fully observed the physical characteristics and condition of the Properties, performed a thorough investigation of the suitability of Buyer's intended use of the Properties, including without limitation, the suitability of the topography, the availability of water rights or utilities, the present and future zoning, subdivision and any and all other land use matters, the condition of the soil, subsoil or groundwater of the Properties and any and all other environmental matters, the purpose(s) to which the Properties are suited, drainage, flooding, access to public roads, and proposed routes or roads or extensions relative to the Properties, (iv) acknowledges that its posting of the Second Deposit was deemed to be an acknowledgment by the Buyer that, as of the Second Deposit Date, it had received the Date Diligence Materials and the Natural Hazard Disclosure Statement set forth on Schedule 4.3 attached to the Purchase Agreement in respect of each of the Properties listed on Schedule 2.1(a) attached to the Purchase Agreement and (v) understands that it will have no recourse whatsoever against any Seller or its Affiliates except as expressly set forth in the Purchase Agreement and this Certificate. Such independent investigation by Buyer during the Due Diligence Period included items set forth in the Purchase Agreement, the Buyer agreeing that it has completed its due diligence investigation of the Properties prior to the date hereof and is satisfied with the results of such investigation and the Due Diligence Materials.


                  3. BUYER SPECIFICALLY REPRESENTS, ACKNOWLEDGES AND AGREES THAT (i) EACH SELLER SHALL SELL AND BUYER SHALL PURCHASE EACH PROPERTY "AS IS, WHERE IS AND WITH ALL FAULTS," (ii) EXCEPT AS EXPRESSLY SET FORTH IN SECTION
4.1 OF THE PURCHASE AGREEMENT, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM ANY SELLER, NOR ANY PARTNER, OFFICER, EMPLOYEE, ATTORNEY, PROPERTY MANAGER, AGENT OR BROKER OF ANY SELLER, AS TO ANY MATTER, CONCERNING ANY PROPERTY, OR SET FORTH, CONTAINED OR ADDRESSED IN THE DUE DILIGENCE MATERIALS (INCLUDING WITHOUT LIMITATIONS, THE COMPLETENESS THEREOF), INCLUDING WITHOUT LIMITATION: (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of any Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, or whether the Real Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone, (ii) the dimensions or lot size of any Real Property or the square footage of the Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, any Real Property, or any Real Property's use, habitability, merchantability, or fitness, or the suitability, value or adequacy of such Real Property for any particular purpose, (iv) the zoning or other legal status of any Real Property or any other public or private restrictions on the use of such Real Property, (v) the compliance of any Real Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Authority or of any other person or entity (including, without limitation, the Americans with Disabilities Act), (vi) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer's intended use or development of any Real Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about any Real Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements, (ix) the condition of title to any Real Property, (x) the Leases, Contracts or any other agreements affecting any Real Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to any Real Property, (xi) any Seller's ownership of any Property or any portion thereof or (xii) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to, the operation of any Real Property. Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of any Seller, nor any partner, officer, employee, attorney, property manager, agent or broker of any Seller, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Buyer except as provided in Section 4.1 of the Purchase Agreement. Buyer further acknowledges and agrees that no Seller is under any duty to make any inquiry regarding any matter that may or may not be known to such Seller or any partner, officer, employee, attorney, property manager, agent or broker of such Seller.

                  4. ANY REPORTS, REPAIRS OR WORK REQUIRED BY BUYER ARE THE SOLE RESPONSIBILITY OF BUYER, AND BUYER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF ANY SELLER TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO ANY PROPERTY OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. BUYER IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF ANY PROPERTY AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT BUYER'S SOLE COST AND EXPENSE.

                  5. Buyer acknowledges and agrees that the provisions of this Certificate were a material factor in Sellers' acceptance of the Purchase Price and agreement to sell the Properties to Buyer, and Sellers are unwilling to sell the Properties unless Sellers and the other Seller Parties are expressly released to the extent set forth in Section 4.6 of the Purchase Agreement.

                  IN WITNESS WHEREOF, Buyer has executed this Certificate as of the date first set forth herein above.


                                       [BUYER]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT I


                          TENANT ESTOPPEL CERTIFICATE


TO:  -----------------------------

     -----------------------------

     -----------------------------

Re:
     -----------------------------


                  The undersigned (the "Lessee") hereby certifies to _________________, a _________________ (the "Buyer") the following information with respect to the lease (the "Lease", including any amendments to or modifications of the same) under which the Lessee is a tenant and agrees that the Buyer may rely upon the same:

                  1. The Lease is in full force and effect and has not been modified or amended except as follows: __________________. No separate oral agreements have been made by Lessee and Lessor with respect to the Lease or the Premises. The leased Premises consist of __________ net rentable square feet located at _______________________________________.

                  2. The Lessee asserts no claim of default or offset or defense against the payment of rent or other charges payable by the Lessee and asserts no claim against the Lessor under the Lease in regard to the premises occupied by Lessee. To the best of Lessee's knowledge and belief, there is no default by Lessor under the Lease and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default by Lessor under the Lease.

                  3. All fixed base rental has been paid to the end of the current calendar month, which is ______________, and no rent under the Lease has been paid in advance of its due date except for any security deposit referenced herein. Current monthly fixed based rental for the Premises is $____________.

                  4. The Lease provides for an option to renew the Lease term as follows: ___________________________________________________. The Lease
contains no first right of refusal to purchase, option to expand, option to terminate, or option to purchase except as follows: _______________________________________________________.

                  5. Lessor is presently holding a security deposit of $______________.

                  6. To the best of the Lessee's knowledge, the Lessee is not in default under the Lease nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by the Lessee.

                  7. The Lessee certifies that it is required to pay a pro rata share of real property taxes and insurance, as well as a pro rata share of the common area expenses above a base year of expense stop of ______________________ (if Net Lease, none). In 19__ the Lessee paid to Lessor $__________ for real property taxes [on a monthly/annual basis] and $____________ for operating expenses [on a monthly/annual basis].

                  8. The Lessee has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the premises leased by the Lessee under the Lease (the "Premises").

                  9. The Lessee recognizes and acknowledges it is making these representations to you with the intent that the Buyer and Lessor may rely hereon and as a material inducement to the Buyer's transaction with the landlord, as the seller.

                  10. There are no outstanding unsatisfied obligations of Landlord under the Lease except as follows:
______________________________________________________-.

                  11. The following is[are] guarantor(s) or Tenant's obligations under the Lease:
______________________________________________________ and [its][her][their]
current address(es) [is][are] as follows:
_______________________________________________.

                  12. Tenant does not have any rights or options to purchase the Property except as follows: _____________________________.

                  13. Except as set forth on Exhibit B, Tenant does not use, store, manufacture, generate, handle or dispose of at the Property, any chemical element or compound which is identified or classified as a regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, toxic pollutant, contaminant, solid waste or special waste ("Hazardous Materials") under any law, ordinance, rule, regulation, order, directive or requirement of any governmental authority ("Laws") other than small quantities of household cleaning and office supplies. To the extent Hazardous Materials are set forth on Exhibit B, each of such Hazardous Materials is used, stored, manufactured, generated, handled and disposed of in accordance with Laws.

                  14. That no actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

                  15. Attached as Exhibit "A" is a true and correct copy of the Lease, together with all amendments, modifications or renewals.

Dated:  ________________, 19___

                                       Very truly yours,


                                       -----------------------------------------

                                       a
                                         ---------------------------------------

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

Dated: ______________, 19__


                                       Very truly yours,


                                       -----------------------------------------

                                       a
                                        ----------------------------------------


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------

                                   EXHIBIT J

                               NOTICE TO TENANTS


                    [SELLER'S PROPERTY MANAGER'S LETTERHEAD]


VIA CERTIFIED MAIL
[TENANT'S NAME]
[TENANT'S ADDRESS]
Attention:
          --------------------------

Re:                         , California
    ------------------------

Dear                    :
     -------------------

Please be advised that on [CLOSING DATE], ownership of the above-referenced real property was transferred to ______________________, a ______________________ (the "Purchaser"). In connection with the sale of the property, and in conformance with the laws of the State of California, the obligations under and with respect to the tenant security deposits were transferred to the Purchaser, whose address is ______________________, ______________________, California _____; Attention: ______________________.

Hereafter, please make rent payable to "_____________________," and mail your payments to:

         ------------------------------------------------------

         ------------------------------------------------------

         ------------------------------------------------------

This notice is given in accordance with the requirements of California Civil Code Section 1950.7(d). From and after _________________, 1998, your sole recourse for the return of your security deposit upon the termination of your tenancy will be against Purchaser. If you have any questions, please call [Mr./Ms.] ___________________ at _____________________. Thank you.

Very truly yours,

Lincoln Property Company Management Services, Inc., as manager for _______________________________


By:
   --------------------------------
   Name:
   Title:


cc: [name of acquisition person]
    [name of property manager]

                                   EXHIBIT L

                           FORM OF MANAGEMENT LETTER


Ernst & Young LLP
2200 Ross Avenue, Suite 1100
Dallas, Texas 75201

Gentlemen:

                  In accordance with the terms of the Agreement of Purchase and Sale, dated as of November 12, 1998 (the "Purchase Agreement"), by and between Lincoln-Whitehall Realty, L.L.C., Lincoln-Whitehall Pacific, L.L.C., WHLNF Real Estate Limited Partnership, and WHSUM Real Estate Limited Partnership, as Sellers, and American Industrial Properties REIT (the "Buyer"), we are providing this letter to you in connection with (i) your proposed audit of an Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") of the properties to be purchased by the Buyer pursuant to the Purchase Agreement (the "Properties") and (ii) your proposed review of an nterim Historical Summary relating to the Properties for the nine months ended September 30, 1998 (the "Interim Historical Summary"). You and we understand and agree that such Historical Summary and Interim Historical Summary will be prepared by the Buyer or its accountants or representatives and will not be prepared by the undersigned or any of the Sellers or their representatives or accountants.

                  We recognize that, as the property management company for the Properties, we are responsible for the financial records of the Properties for the twelve month period ending December 31, 1997 ("1997"), the nine month period ending September 30, 1998 (the "Interim Period") and the period beginning on October 1, 1998 and ending on the Closing Date (as defined in the Purchase Agreement). To our knowledge (as defined below), the financial records for the Properties for 1997 and the Interim Period fairly present on a consistent basis the financial condition of the Properties for such periods. In addition, to our knowledge there have been no material transactions or events since December 31, 1997, and no such material transactions or events are currently pending, in each case other than those transactions or events contemplated by the Purchase Agreement or otherwise known or disclosed to you or the Buyer, as the case may be, that would have a material effect on the financial statements of the Sellers for 1997 that have been audited by Arthur Andersen or that would render such financial statements misleading regarding the gross income or direct operating expenses for the Properties for such period.

                  The undersigned hereby agrees that, from and after the Closing Date until the earlier to occur of ninety (90) days after the Closing Date or the filing by the Buyer of a report under the Securities Exchange Act of 1934, as amended, containing financial statements meeting the requirements of Rule 3-14 of Regulation S-X (the "SEC Statement"), it will, upon reasonable advance written notice of at least ten (10) business days, provide Ernst & Young, the Buyer and their representatives access to such financial records and other information retained by the Sellers after the Closing Date and relating solely to the Properties as Ernst & Young or the Buyer shall reasonably request in connection with the preparation by Buyer and Ernst & Young of such SEC Statement. In addition, provided that any and all third party costs are paid by Ernst & Young or the Buyer, during such period the undersigned agrees to reasonably cooperate with, and be reasonably responsive to reasonable inquiries made by, Ernst & Young or the Buyer with respect to the preparation of the SEC Statement. By execution hereof, the undersigned agrees (without the imposition of any need or requirement that the undersigned or any of the Seller Parties execute any release, indemnification or other document or agreement in connection therewith) to grant permission to Arthur Andersen to make available to Ernst & Young certain work papers of Arthur Andersen relating to the audits conducted by Arthur Andersen of the Sellers' 1997 financial statements to the extent such work papers relate solely to the Properties and are necessary for the preparation and delivery of the SEC Statement.

                  The statements contained in this letter shall terminate and be of no force or effect as of, and shall not survive, the closing of the transactions contemplated by the Purchase Agreement, and neither the undersigned nor any of the undersigned's affiliates, related entities, personnel, successors or assigns, or any of the Seller Parties (as defined in the Purchase Agreement), shall have any liability in respect of such statements.

                  For purposes of this letter, the phrase "to our knowledge" means the actual (not constructive) personal knowledge, without imputation of actual or constructive knowledge of any other person and expressly without independent inquiry, verification or investigation or any duty or obligation to conduct any inquiry, verification or investigation, of Kevin Brink (it being understood and agreed that Mr. Brink shall not have any personal liability hereunder with respect to any matter, representation, covenant or certificate as to which his knowledge is attributed or otherwise in any way related to this letter or the transactions contemplated hereby or by the Purchase Agreement).


                                       Very truly yours,



                                       Legacy Partners Commercial, Inc.


                                       By:
                                          --------------------------------------
                                         Name:
                                         Title:

                                      L-2